EX-99.T3E-1 imh-exchangeofferingmemo.htm EXHIBIT

This offering is limited to existing Noteholders (as defined below). The offering is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being conducted in reliance on the exemption provided by Section 3(a)(9) of the Securities Act and other exemptions under the laws of the states and other jurisdictions where the offering will be made. This offering memorandum is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Offer to Exchange

4% Subordinated Notes due April 28, 2019
(“Old Notes”)

for

7% Notes due [●], 2021
(“New Notes”)
The Exchange Offer will expire at 5:00 p.m. New York City time, on
[●], unless extended or earlier terminated by us (the “Expiration Date”).
We invite the holders of Old Notes to tender for exchange any Old Notes upon the terms and subject to the conditions described in this offering memorandum and in the related Letter of Instruction which, as amended or supplemented from time to time, constitute the “Exchange Offer.”
We will exchange the New Notes for all Old Notes that are validly tendered and not withdrawn by you at any time prior to 5:00 p.m. New York City time, on the Expiration Date as described in this offering memorandum. Each $1,000 principal amount of Old Notes tendered will be exchanged for $1,000 principal amount of New Notes. We reserve the right to extend or terminate the Exchange Offer, in our sole and absolute discretion, which may be for any or no reason, and to otherwise amend the Exchange Offer in any respect.
The terms of the New Notes will be identical in all material respects to the terms of the Old Notes, except that (1) the maturity date of the New Notes is the earlier of [●] 2021 or the date on which the Company consummates an initial public offering generating proceeds, net of underwriting

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discounts and commissions, of at least $150 million; (2) the New Notes will bear interest at a rate of 7% per annum; (3) there will be no mandatory prepayment of the New Notes; (4) the New Notes will not be subordinated to our obligations to holders of our Series A Preferred Stock or our Series B-1, B-2 or B-3 Preferred Stock; and (5) there is no restriction on the amount of additional indebtedness we incur that is senior to the New Notes. The New Notes will be pari passu to the Old Notes. Otherwise, in general, the New Notes will have the same financial terms and covenants as the Old Notes, and will be subject to the same business and financial risks. Any outstanding Old Notes not validly tendered will not contain these revised terms. This is only a summary of the terms of the New Notes and is subject to the fuller discussion in “Description of the Notes” in this memorandum.
The New Notes will not be listed on any securities exchange or included in any automatic quotation system.
We will not receive any proceeds for the exchange.
We reserve the right to extend or terminate the Exchange Offer, in our sole discretion, and to otherwise amend the Exchange Offer in any respect.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Exchanging Old Notes for New Notes involves risks that are described in the “Risk Factors” section beginning on page 27 of this offering memorandum.
None of the Company, the Information Agent, the Trustee or any of our other agents or advisors makes any recommendation to holders of Old Notes as to whether to exchange or refrain from exchanging their Old Notes. In addition, no one has been authorized to make any such recommendation. You must make your own decision whether or when to exchange Old Notes pursuant to the Exchange Offer and, if so, the aggregate principal amount of Old Notes to exchange.
________________

The date of this offering memorandum is [●].

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EX-99.T3E-1 imh-exchangeofferingmemo.htm EXHIBIT

TABLE OF CONTENTS
ABOUT THIS OFFERING MEMORANDUM2
NOTICES TO HOLDERS2
INCORPORATION BY REFERENCE4
WHERE YOU CAN FIND ADDITIONAL INFORMATION5
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS7
SUMMARY TERM SHEET12
SUMMARY16
SUMMARY DESCRIPTION OF THE NEW NOTES AND THE EXCHANGE OFFER16
THE ISSUER21
RISK FACTORS27
USE OF PROCEEDS37
RATIO OF EARNINGS TO FIXED CHARGES37
THE EXCHANGE OFFER38
DESCRIPTION OF THE NEW NOTES44
DESCRIPTION OF OUR CAPITAL STOCK56
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS76
ERISA CONSIDERATIONS87
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM90
AVAILABLE INFORMATION91
INCORPORATION BY REFERENCE91

ABOUT THIS OFFERING MEMORANDUM
When used in this offering memorandum, the terms “we,” “our,” “us,” or “Company” refer to IMH Financial Corporation and its subsidiaries, as appropriate in the context. Our executive offices are located at 7001 N. Scottsdale Rd., Suite 2050, Scottsdale, Arizona 85253. Our telephone number is (480) 840-8400.
This offering memorandum does not constitute an offer to exchange in any jurisdiction in which, or from any person to or from whom, it is unlawful to make such offer under applicable federal securities or state securities laws. The delivery of this offering memorandum shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or any attachments hereto nor in the affairs of the Company or any of its subsidiaries since the date hereof.
In making a decision in connection with the Exchange Offer, Old Note holders must rely on their own examination of the Company and the terms of the Exchange Offer, including the merits and risks involved. Old Note holders should not construe the contents of this offering memorandum as providing any legal, business, financial or tax advice. Each Old Note holder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this offering memorandum and the Exchange Offer contemplated hereby.
Generally, the Securities Act of 1933, as amended (the “Securities Act”) prohibits the offer of securities to the public unless a registration statement has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) and the sale of those securities until that registration statement has been declared effective by the SEC, unless an exemption from registration is available. The Exchange Offer constitutes an “offer” of securities under the Securities Act. However, we are availing ourselves of Section 3(a)(9) of the Securities Act, which provides an exemption from registration for the exchanges of securities by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Accordingly, we will not pay any commission or other remuneration to any broker, dealer, salesperson, or other person for soliciting tenders of the Old Notes.

NOTICES TO HOLDERS
This offering memorandum is furnished for the purpose of evaluating a possible investment in the New Notes. This offering memorandum and the information contained herein or provided herewith may not be reproduced or used by or distributed to others, at any time, in whole or in part, for any other purpose without our prior written consent, and all recipients of this offering memorandum agree that they will use this offering memorandum for the sole purpose of evaluating a possible investment in the New Notes. To invest in the New Notes, prospective purchasers will be required to exercise their exchange rights in accordance with the procedures described in “The Exchange Offer” below.
IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF US, THE OLD NOTES, THE NEW NOTES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.
THE NEW NOTES WILL BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. SEE “DESCRIPTION OF THE NOTES – RESTRICTIONS ON TRANSFER.”
The information in this offering memorandum is current only as of the date on its cover and may change after that date. For any time after the date on the cover page of this offering memorandum, we do not represent that our affairs are the same as described herein or that the information in this offering memorandum is correct—nor do we imply those things by delivering this offering memorandum or selling notes to you. We have used information that we believe comes from reliable sources, but we do not assure you that the information in this offering memorandum is accurate or complete. This offering memorandum summarizes certain documents and other information and we refer you to such documents and information for a more complete understanding of the matters discussed in this offering memorandum.
In making an investment decision, you must rely on your own examination of our company, including our filings with the SEC, and the terms of the offering and the New Notes, including the merits and risks involved. We have not authorized any person to give any information or make any representations that are not contained in this offering memorandum in connection with this Exchange Offer. If any information is given or any representations are made, they should not be relied upon as having been authorized by us. This offering memorandum is only for the use of each person receiving it and is not an offer to any other person or to the public generally. This offering memorandum does not offer to sell or ask for offers to buy any New Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the New Notes. You may not be legally able to participate in this offering.
You should contact us with any questions you may have about this offering memorandum. We are not giving you legal, business, financial, or tax advice about any matter or making any representation or warranty to you regarding the legality of an investment in the New Notes. You should consult with your own attorney, accountant, and ERISA, tax, and other advisors about those matters (including in order to determine if you may legally participate in this offering). The New

Notes have not been recommended, approved, or disapproved by the SEC or any state securities commission or regulatory authority, nor has the SEC or any such commission or regulatory authority confirmed the accuracy or determined the adequacy of this offering memorandum. Any representation to the contrary is a criminal offense. You must comply with all laws that apply to your ability to buy, offer, or sell any notes or to possess this offering memorandum. You must also obtain any consents or approvals that you need in order to purchase any New Notes.
The discussion in this offering memorandum addressing federal income tax matters is for general information only and may not address all tax considerations that may be significant to you. The discussion was written on the understanding that it may be used in making the Exchange Offer discussed herein. The discussion was not written, and is not intended, to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code of 1986, as amended (the “Code”). Each prospective investor should consult an independent tax advisor as to the tax consequences of purchasing, owning and disposing of the New Notes, based on the investor’s particular circumstances. The discussion herein does not address the tax treatment of any person whose principal purpose for engaging in the transactions discussed herein is the avoidance or evasion of taxes.
THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE TRANSACTIONS CONTEMPLATED HEREIN ARE SET FORTH IN AND WILL BE GOVERNED BY CERTAIN DOCUMENTS DESCRIBED HEREIN, AND ALL OF THE STATEMENTS AND INFORMATION CONTAINED HEREIN WITH RESPECT TO SUCH RIGHTS AND OBLIGATIONS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS. THIS OFFERING MEMORANDUM CONTAINS SUMMARIES, WHICH WE BELIEVE TO BE ACCURATE, OF CERTAIN OF THESE DOCUMENTS; HOWEVER, FOR COMPLETE DESCRIPTIONS OF THE RIGHTS AND OBLIGATIONS SUMMARIZED HEREIN, REFERENCE MUST BE MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH ARE ATTACHED HERETO OR ARE AVAILABLE FROM US AT NO COST TO YOU.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR REFERENCED IN THIS OFFERING MEMORANDUM. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR REFERENCED IN THIS OFFERING MEMORANDUM. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR NOTES ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED.

INCORPORATION BY REFERENCE
We incorporate into this offering memorandum by reference the documents listed below that we have filed with the SEC and any filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this offering memorandum until we have completed the sale of the New Notes:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 29, 2018 (the “2017 Form 10-K”);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 14, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 15, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on November 20, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 14, 2017;

•
our Current Reports on Form 8-K, filed with the SEC on June 18, 2018, June 4, 2018, February 12, 2018, December 15, 2017, November 9, 2017, October 5, 2017, July 5, 2017, June 8, 2017, and July 29, 2014; and

•
the description of our capital stock set forth in the Registration Statement on Form S-4 filed with the SEC on December 30, 2009 and all amendments thereto (File No. 333-164087), filed for the purpose of updating such description.

Please rely only on the information contained in this offering memorandum, including the attached exhibits made a part hereof and other information incorporated by reference herein. However, any information in our Current Reports on Form 8-K that is identified as being furnished therein is not incorporated into this offering memorandum and should not be considered a part hereof. The information contained in the exhibits to this offering memorandum and other information incorporated by reference herein is accurate only as of the date of such exhibits or other information. Our business, financial condition, and prospects may have changed since such date. No person has been authorized to provide you with different or additional information.
The information incorporated by reference is considered to be part of this offering memorandum, except for any information that is superseded by information that is included directly in this document or in a later filing with the SEC that is incorporated by reference into this offering memorandum. Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this offering memorandum and does not constitute a part hereof.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and current reports and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Our filings are also available to the public on the SEC’s internet site at http://www.sec.gov. We also maintain a website at http://www.imhfc.com. Information available on our website is not and shall not be considered part of this offering memorandum.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this offering memorandum has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this offering memorandum by reference. Requests for such copies should be directed to us at the following address:
IMH Financial Corporation
7001 N. Scottsdale Rd., Suite 2050
Scottsdale, Arizona 85253
Attn: Denise Garcia
The Exchange Agent for the Exchange Offer is:
U.S. Bank National Association
Attn: Specialized Finance
111 Fillmore Avenue
St. Paul, MN  55107-1402
Fax: 651-466-7372
For information call: 800-934-6802

The Information Agent for the Exchange Offer is:
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Banks and Brokers Call: (212) 269-5550
All Others Call: (800) 761-6521
Email: imh@dfking.com

Requests for assistance regarding the procedures for tendering Old Notes and requests for additional copies of this offering memorandum and Letter of Instruction may be directed to the Company or U.S. Bank National Association (acting as the Exchange Agent for the Exchange Offering). The Information Agent will answer questions with respect to the Exchange Offer solely by reference to the terms of this offering memorandum.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This offering memorandum contains forward-looking statements which relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “will,” “plan,” “potential,” “should” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements in this offering memorandum include: our business strategy and liquidity plan, including our intention to dispose of a majority of the balance of our legacy real estate assets in the next 12 months, and our goals and plans to invest in different real estate platforms, including consideration of opportunities to act as a sponsor and co-investor in real estate mortgages, hospitality assets, and other real estate-based vehicles, diversify our investments geographically and expand our investment capital base and pursue development activities with certain real estate owned (“REO”) properties; the outcome of actions we may take, or fail to take, that result in defaults of obligations that have liens or collateral interest in our commercial mortgage loan and REO properties, including our ability to cure such defaults; our plans and the anticipated timing and results relating to our actions to foreclose on defaulted mortgage loans; trends and expectations relating to the real estate and lending markets we operate in; expected amortization period of unrecognized compensation costs; that future mortgage income will remain at minimal levels; that property taxes, costs and expenses relating to REO assets and other operating expenses may increase; that we may modify existing loans and/or subordinate our first lien position on our mortgage loans to protect our collateral and maximize our opportunity for recovery; that the concentration of our current loan portfolio will not materially change until we resume significant lending activities; our sources and the sufficiency of liquidity in the next twelve months; that our financial assets do not give rise to significant interest rate risk; that we may sell whole loans or participations in loans to increase our liquidity; the impact of new accounting standards; expectations about future derivative investments; recent trends and expectations relating to rental and hospitality and entertainment activities; that changes in our disposition strategy and related changes in classifications of such assets under GAAP could result in material impairment charges; our future liability relating to CFD and special assessment obligations; that the fair value of the collateral underlying our mortgage loans is sufficient in relation to the current carrying value of the related loans; and that we may further increase our leverage.
The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance. These beliefs, assumptions and expectations can change, and actual results and events may differ materially, as a result of many possible events or factors, not all of which are known to us or are within our control. These risk factors and uncertainties should be carefully considered by current and potential investors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements, and that could negatively affect our business include:

•	that we may continue to record losses;

•	that we may incur increased operating expenses;

•	that the holders of our Preferred Stock have substantial approval rights over our business, including our payments of interest and principal to our note-holders;

•
that, upon the occurrence of a “Noncompliance Event” as defined in the Second Amended and Restated Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock, Series B-2 Cumulative Convertible Preferred Stock and Series B-3 Cumulative Convertible Preferred Stock (the “Series B Certificate of Designation”), we might be required to redeem all shares of our Series B Preferred Stock and Series A Preferred Stock, which could materially adversely affect our ability to pay the interest on, and principal of, the New Notes;

•
that, upon our breach of certain covenants in the Second Amended and Restated Investment Agreement (the “Investment Agreement”), the holders of our Series A Preferred Stock and Series B Preferred Stock, will have the right to exercise a put right requiring us to purchase up to all of the Shares of Series A Preferred Stock and Series B Preferred Stock which, if exercised, could materially adversely affect our ability to pay the interest on, and principal of, the New Notes;

•	that we are subject to the business, financial, and operating risks common to the hotel and hospitality industries, which could reduce our revenues and limit opportunities for growth;

•	that our operating results could fluctuate to the extent that our business relies on leisure travel;

•	that a portion of our loan portfolio is comprised of non-performing and distressed assets;

•	that we may foreclose on certain mortgage investments;

•	the concentration of credit risk to a particular borrower or borrower group;

•	our inability to sell our current mortgage loan and REO assets and execute our business and liquidity strategy;

•	our inability to resume our mortgage loan lending activities at a significant level or implement our investment strategy and grow our business;

•	risks of owning real property obtained through foreclosure or other means;

•	the supply of commercial mortgage loans and the resulting impact on our strategy;

•	litigation;

•	our inability to retain and hire consultants and employees necessary to execute our business strategy;

•	the lack of a secondary market for our loans that impairs our ability to diversify our portfolio;

•	lack of access to public and private capital markets;

•	the inability to control the administration of mortgage loans where we hold only a participation interest;

•	the short-term nature of the loans we originate;

•	risks of holding subordinated loans;

•	lender due diligence risks;

•	recent legislative initiatives;

•	government regulation;

•	failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	lender loan covenants that restrict our liquidity;

•	our ability to secure joint venture partners on development projects;

•	risks related to additional borrowings;

•	that our liquidity is subject to a cash management agreement or other controlled accounts;

•	restrictive covenants that are contained in debt and preferred stock purchase agreements;

•	the risks our borrowers are exposed to that could impair their ability to repay our loans;

•	inability of our commercial borrowers to generate sufficient income from their operating properties to repay our loans;

•	declines in value of our real estate collateral arising from inaccurate estimates of value due to management or appraisal errors or subsequent events;

•	failure of our underwriting standards;

•	that the guarantors of our mortgage loans will have insufficient assets or resources to support their guarantees;

•	a decline in the fair value of our assets;

•	uncertainty relating to assets valued at fair value;

•	reductions in income resulting from our borrowers refinancing their loans at lower interest rates;

•	the adverse effects on our business of increasing interest rates;

•	competition;

•	the inability of our borrowers to complete construction or development of the projects securing our loans;

•	cost-overruns and non-completion of renovation of properties underlying rehabilitation loans we make;

•	geographic and borrower concentration in our loan portfolio;

•	protection of our rights as a secured lender;

•	exposure to liability under lender liability laws;

•	inadequate insurance coverage on the REO properties we acquire;

•	hazardous substances on the REO properties we acquire;

•	our inability to utilize our tax net operating losses;

•	a decline in economic conditions generally or in the areas where we do business;

•	reliance on key personnel;

•	conflicts of interest relating to existing contractual agreements;

•	complex accounting rules;

•	our failure to maintain adequate internal controls;

•	our ability to change our business, leverage and financing strategies without stockholder consent;

•	use of liquidity to pay required preferred dividends;

•	covenants relating to the issuance of preferred stock that restrict our ability to take certain actions;

•	restrictions on the payment of dividends to common stockholders;

•	dilution resulting from future issuances of debt and equity securities;

•	provisions in our certificate of incorporation, bylaws and Delaware law that could impede or delay an acquisition of the Company; and

•	other factors listed in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017.
You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which it was made. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The factors described within this offering memorandum could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to such future periods. Except to the extent required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this offering memorandum and the documents incorporated by reference into this offering memorandum.

SUMMARY TERM SHEET
The following are some of the questions you may have as a holder of the Old Notes and the answers to those questions. You should refer to the more detailed information set forth in this offering memorandum and to which we refer you for more complete information about us and the Exchange Offer.
Q: Who is making the Exchange Offer?
A: IMH Financial Corporation is making the Exchange Offer.
Q: Why are we making the Exchange Offer?
A: The purpose of the Exchange Offer is to defer the payment obligation on maturity of the Old Notes by exchanging the Old Notes for new notes with a maturity date that is better aligned with anticipated revenues from the implementation of our investment strategy and to incorporate certain other terms as described herein. See “Summary—Material Differences Between the Old Notes and the New Notes.”
Q: When will the Exchange Offer expire?
A: The Exchange Offer will expire at 5:00 p.m. New York City time on [●], unless extended. We may extend the Expiration Date for any reason. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the next business day after the scheduled expiration of the Exchange Offer.
Q: What will you receive in the Exchange Offer if you tender your Old Notes and they are accepted?
A: For Old Notes that you tender, you will, upon the terms and subject to the conditions set forth in this offering memorandum and the related Letter of Instruction, receive a principal amount of New Notes equal to the principal amount of tendered Old Notes.
Q: What are the material differences between the New Notes and the Old Notes?
A: The material differences between the New Notes and Old Notes are: (1) the maturity date of the New Notes is [●] 2021; (2) the New Notes will bear interest at a rate of 7% per annum; (3) there will be no mandatory prepayment of the New Notes; (4) the New Notes will not be subordinated to our obligations to holders of our Series A Preferred Stock or our Series B-1, B-2 or B-3 Preferred Stock; and (5) there is no restriction on the amount of additional indebtedness we incur that is senior to the New Notes. See “Summary—Material Differences Between the Old Notes and the New Notes.”
Q: If the Exchange Offer is consummated but you do not tender your Old Notes, how will your rights be affected?

A: If you do not tender your Old Notes in the Exchange Offer, or if your Old Notes are not accepted for exchange, you will continue to hold your Old Notes and will be entitled to all the rights applicable to the Old Notes.
Q: What amount of Old Notes are we seeking in the Exchange Offer?
A: We are seeking to exchange all of our outstanding Old Notes.
Q: Will we exchange all of the Old Notes validly tendered?
A: Yes. We will exchange all of the Old Notes validly tendered pursuant to the terms of the Exchange Offer.
Q: Is there a minimum amount of Old Notes that is required to be tendered in the Exchange Offer?
A: No. The Exchange Offer is not conditioned upon the valid tender of any minimum aggregate principal amount of Old Notes.
Q: Are there any conditions to the Exchange Offer?
A: Yes. Our obligation to accept Old Notes in exchange for New Notes is subject to certain conditions. We describe the conditions to the Exchange Offer in greater detail in the section titled “The Exchange Offer—Conditions.”
Q: Who may participate in the Exchange Offer?
A: All holders of the Old Notes may participate in the Exchange Offer, subject to compliance with applicable law.
Q: Do you have to tender all of your Old Notes to participate in the Exchange Offer?
A: No. You do not have to tender all of your Old Notes to participate in the Exchange Offer.
Q: What will happen to Old Notes tendered in the Exchange Offer?
A: Old Notes accepted in the exchange will be cancelled.
Q: Will the New Notes be freely transferable?
A: The New Notes issued in the Exchange Offer will be subject to certain transfer restrictions as described below in greater detail in the section titled “Description of the Notes – Restrictions on Transfer.”
Q: Will the New Notes be listed on an exchange?
A: We have not applied and do not intend to apply for listing of the New Notes on any securities exchange. The Old Notes are not listed on any securities exchange.

Q: What risks should you consider in deciding whether or not to tender your Old Notes?
A: In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of factors affecting the New Notes described in the section of this offering memorandum titled “Risk Factors” beginning on page 27 and the U.S. federal income tax consequences to you relating to this Exchange Offer and to the ownership and disposition of the New Notes (please see the section of this offering memorandum titled “Certain Income Tax Considerations—Certain United States Federal Income Tax Considerations”).
Q: How do you participate in the Exchange Offer?
A: In order to exchange Old Notes, you must tender the Old Notes in accordance with the procedures described in this offering memorandum. We describe the procedures for participating in the Exchange Offer in more detail in the section titled “The Exchange Offer—Procedures for Tendering.”
Q: May you withdraw your tender of Old Notes?
A: Yes. You may withdraw any tendered Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
Q: When will the New Notes be issued?
A: We will accept all Old Notes validly tendered and not withdrawn as of the expiration of the Exchange Offer and will issue the New Notes promptly after expiration of the Exchange Offer, upon the terms and subject to the conditions in this offering memorandum and the Letter of Instruction. We refer to the date that we will issue the New Notes as the “exchange date.”
Q: What happens if your Old Notes are not accepted in the Exchange Offer?
A: If we do not accept your Old Notes for exchange for any reason, your Old Notes tendered by book entry transfer will be re-credited to your account at U.S. Bank National Association, as trustee under the Indenture under which the Old Notes were issued.
Q: Who will pay the fees and expenses associated with the Exchange Offer?
 A: We will pay our fees and expenses, as well as the fees and expenses of the Information Agent, the Trustee (who also is serving as the Exchange Agent for the Exchange Offer) and our other agents and advisors in connection with the Exchange Offer. In addition, we will pay transfer taxes, if any, applicable to the transfer of Old Notes pursuant to the Exchange Offer.
Q: How will you be taxed on the exchange of your Old Notes?
A: We believe that the modifications to the Old Notes pursuant to the Exchange Offer will constitute a significant modification to the Old Notes. Accordingly, we intend to treat the exchange of Old Notes for New Notes as a taxable exchange for U.S. federal income tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the Exchange Offer. See the section of this offering memorandum titled “Material U.S. Federal Income Tax Considerations.”
Q: Has the board of directors or any committee of the board of directors adopted a position on the Exchange Offer?
A: While our board of directors has approved the making of this Exchange Offer, neither our board of directors nor any committee thereof has made any recommendation as to whether you should tender your Old Notes and, if so, how many Old Notes to tender. In making your decision, we urge you to carefully read this document and the other documents to which we refer you in their entirety, including the discussions of risks and uncertainties set forth in “Risk Factors.”
Q: Who can you call with questions about how to tender your Old Notes?
A: You should direct any questions regarding procedures for tendering Old Notes and requests for additional copies of this offering memorandum, the Letter of Instruction or the documents incorporated by reference in this offering memorandum to U.S. Bank National Association, our Exchange Agent. Its address and telephone number are listed on the back cover page of this offering memorandum.
Q: Where should you send your Letter of Instruction and other required documents?
A: You should send your Letter of Instruction and other required documents to U.S. Bank National Association, the Exchange Agent. Its address and telephone number are listed on the back cover page of this offering memorandum.

SUMMARY
This summary highlights selected information from this offering memorandum to help you understand the New Notes, the terms and conditions of the Exchange Offer and the material differences between the Old Notes and the New Notes. You should carefully consider the discussion of factors affecting the New Notes described in the section of this offering memorandum titled “Risk Factors” beginning on page 27 and the U.S. federal income tax consequences to you relating to this Exchange Offer and to the ownership and disposition of the New Notes (please see the section of this offering memorandum titled “Material U.S. Federal Income Tax Considerations”) to determine whether an investment in the New Notes is appropriate for you.

SUMMARY DESCRIPTION OF THE NEW NOTES AND THE EXCHANGE OFFER

Issuer	IMH Financial Corporation.
Securities Offered	Up to $10.162 million aggregate principal amount of 7% Notes due 2021, equal to the aggregate principal amount of the Old Notes.
Issue Price	Equal to the principal amount of Old Notes validly tendered in the Exchange Offer.
Issue Date
Promptly following the expiration date of the Exchange Offer. The New Notes will be held in book entry form through a custodian. You will receive evidence of such notes being held in book entry form for your benefit, but will not receive certificated notes.

Maturity Date	The earlier of [●] 2021 and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000.
Interest
Interest on the New Notes will accrue from the issue date at the rate of 7% per year, payable in arrears, on [●] 2018, and thereafter on the first business day of each April, July, October and January of each year during the term of the notes. Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive accrued and unpaid interest on those Old Notes.

Indenture	We will issue the New Notes under the Indenture dated as of [●] 2018, between us and U.S. Bank National Association, as trustee.
Conversion Rights	The New Notes have no conversion rights.
Collateral	The New Notes will not be secured by any of our or any other person’s assets.
Guarantee	The New Notes will not be guaranteed by any of our existing or future subsidiaries or any other person.
Ranking
The New Notes will be pari passu with the Old Notes and senior to all other existing indebtedness of the Company although they will be effectively subordinated to present and future secured indebtedness of the Company and its subsidiaries to the extent of the value of any security underlying such indebtedness. The Indenture under which the New Notes will be issued will not restrict our incurrence of indebtedness, including secured indebtedness or our subsidiaries’ incurrence of indebtedness. The New Notes will be senior to all common stock and preferred stock outstanding.

Restrictions on Transfer
The New Notes cannot be transferred except to other holders of New Notes, with our consent, not to be unreasonably withheld, and in accordance with the other restrictions described herein. We may also require an opinion of counsel. A “Transfer” means any legal or beneficial direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub participation or other legal or beneficial interest in, change in control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise. Notes that have been transferred in contravention of applicable transfer restrictions will be disregarded for purposes of noteholder voting. See “Description of the Notes – Restrictions on Transfer.”

Optional Redemption at Issuer’s Option
Subject to certain conditions, the New Notes may be redeemed by us in whole or in part at our option at any time or from time to time at the principal amount of the New Notes to be redeemed, plus accrued interest to the redemption date, as described under “Description of the Notes – Redemption of Notes.”

The Indenture governing the New Notes will not contain any other restrictive covenants, including restrictions on our ability to pay dividends, incur liens, and consummate any asset acquisitions or dispositions. See “Description of the Notes – Restrictive Covenants.”

Listing	We do not intend to apply to list the New Notes on any stock exchange or market.
Book-Entry Only Securities	The New Notes will be issued in the form of a single global note. Your interest in the global note will be held in book-entry only form through U.S. Bank National Association acting as custodian.
Governing Law	The Indenture and the New Notes will be governed by the laws of the State of New York.
Tax Status
All payments in respect of the New Notes will be made without withholding of, or deduction for, or on account of, taxation unless the withholding or deduction is required by law. The exchange of the Old Notes for the New Notes should result in a taxable disposition for U.S. federal income tax purposes. In addition, there are certain U.S. federal income tax considerations associated with purchasing, holding and disposing of the New Notes. See “Material U.S. Federal Income Tax Considerations.”

For additional information about the notes, see “Description of the Notes” below.

Material Differences between the Old Notes and the New Notes
The material differences between the Old Notes and the New Notes are illustrated in the table below. Except as described below, the terms of the New Notes are similar to the terms of the Old Notes. The table below is qualified in its entirety by the information contained elsewhere in this offering memorandum and the documents governing the Old Notes and that will govern the New Notes, copies of which are available from the Exchange Agent upon request. For a more detailed description of the New Notes, see “Description of the New Notes.” For a more detailed description of the Old Notes, please read the offering memorandum for the Old Notes dated February 12, 2014, copies of which are available from the Company upon request.

	Old Notes	New Notes
Maturity	April 28, 2019, with actual payment to be made on or before five business days following maturity.	[●] 2021, with actual payment to be made on or before five business days following maturity.
Interest	We pay interest on the Old Notes at the annual rate of 4%, payable quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year.
We will pay interest on the New Notes at the annual rate of 7%, payable quarterly in arrears, starting on [●], 2018, and thereafter on the first business day of each January, April, July and October of each year during the term of the New Notes.

Subordination
The Old Notes were subordinated to our prior indebtedness to NW Ventures I, LLC (“NWRA Capital”) and were subject to the restrictions and conditions set forth in an Intercreditor Agreement by and between the Trustee and NWRA Capital.

Since we have completely paid off the NWRA Capital loan, the restrictions and conditions set forth in the Intercreditor Agreement no longer apply and the New Notes will not be subordinated to the NWRA Capital Loan or any other current indebtedness other than being effectively subordinated to indebtedness secured by specific collateral.

Restrictions on Future Issuance of Senior Indebtedness
Under the Old Notes, we are not permitted to issue additional indebtedness that is senior to the Old Notes other than Permitted Indebtedness. Generally, this means that we are only permitted to issue such indebtedness when the amount of our net worth as calculated in accordance with GAAP after such issuance is greater than two times the amount of the then outstanding principal amount of the Old Notes.

Under the New Notes, we will not have any restriction on future indebtedness.
Required Prepayment
Under the Old Notes, we are required to make certain prepayments of the outstanding principal balance and accrued and unpaid interest, if we satisfy certain conditions on the last day of the month that is two months before the required prepayment date, which is four years after the issue date (the “Prepayment Test Date”). We did not meet these conditions and therefore no prepayment was required.

Under the New Notes, we will not be required to make any pre-payments.

THE ISSUER
We are a real estate investment and finance company focusing on investments in commercial, hospitality, industrial and residential real estate and mortgages secured by such assets. We are engaged in developing, managing, and either holding for investment or disposing of real property acquired through investment, foreclosure or other means. The Company seeks opportunities to invest in real estate-related platforms and projects in partnership with other experienced real estate investment firms, and to sponsor and co-invest in real estate mortgages and other real estate-based investment vehicles. In addition, the Company intends to expand its hospitality footprint through the acquisition or management of other luxury boutique hotels. Our shares of common stock and preferred stock are not listed on any securities exchange or automated quotation service.
Our principal place of business is at 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253. Our telephone number is (480) 840-8400.
Recent Developments
Operations and Investments
In February 2017, we sold two hotels located in Sedona, Arizona (the “Sedona hotels”) which had been acquired through deed-in-lieu of foreclosure in 2013 for $97.0 million, generating net proceeds to the Company of $45.0 million after payoff of the related $50.0 million mortgage and closing costs, and resulting in a gain on sale of approximately $6.8 million.
In October 2017, we acquired the MacArthur Place Hotel & Spa in Sonoma, California (“MacArthur Place”) for $36.0 million. The acquisition was funded through a combination of Company equity and a loan from MidFirst Bank. See – “Recent Developments – Senior Debt Financing and Retirement.” Our management company, a wholly-owned subsidiary, manages the property.
Also during 2017, we made two mezzanine loan investments with an aggregate face value of $19.9 million bearing variable rates ranging from 7.25% to 9.75% plus one month LIBOR. We also closed on two other mortgage investments totaling $16.1 million in 2018.
We continue to aggressively pursue enforcement against current and former defaulted borrowers through foreclosure actions and recovery of other guarantor assets.
Senior Debt Financing and Retirement
In connection with our acquisition of MacArthur Place, we borrowed $32.3 million (the “MacArthur Loan”) from MidFirst Bank (“MidFirst”), of which approximately $19.4 million was utilized for the purchase of MacArthur Place, $10.0 million has been set aside to fund planned hotel improvements, and the balance to fund interest reserves and operating capital. The loan has an initial term of three years and, subject to certain conditions and the payment of certain fees, may be extended for two (2) one-year periods. The MacArthur Loan requires interest-only payments during the initial three-year term and bears floating interest equal to the 30-day LIBOR rate plus 3.75% subject to certain adjustments. The MacArthur Loan is secured by a deed of trust on all MacArthur Place real property and improvements, and a security interest in all furniture, fixtures and equipment, licenses and permits, and MacArthur Place related revenues. The Company has agreed to provide a construction completion guaranty with respect to the planned hotel improvement project which shall be released upon payment of all project costs and receipt of a certificate of occupancy. In addition, the Company has provided a loan repayment guaranty equal to fifty percent (50%) of the MacArthur Loan principal along with a guaranty of interest and operating deficits, as well as other customary non-recourse carve-out matters such as bankruptcy and environmental matters. Under the guarantees, the Company is required to maintain a minimum book value net worth of $50.0 million and minimum liquidity of $5.0 million throughout the term of the MacArthur Loan. In addition, the MacArthur Loan requires MacArthur Place to establish various operating and reserve accounts at MidFirst which are subject to a cash management agreement. In the event of default, MidFirst has the ability to take control of such accounts for the allocation and distribution of proceeds in accordance with the cash management agreement.
Hotel Fund
In November 2017, the Company commenced an offering of up to $25.0 million of preferred limited liability company interests (the “Preferred Interests”) in L’Auberge de Sonoma Resort Fund, LLC (the “Hotel Fund”) pursuant to Regulation D and Regulation S promulgated under the Securities Act. The Company made initial contributions of $17.8 million through December 31, 2017 for its common member interest in the Hotel Fund. The net proceeds of this offering are being used (i) to redeem the Company’s initial contributions to the Hotel Fund and (ii) to fund certain renovations to MacArthur Place. The Company is expected to retain a 10.0% Preferred Interest in the Fund. The Hotel Fund intends to pursue a liquidity event in approximately four to six years. As of the date of this offering memorandum, the Hotel Fund has sold Preferred Interests to unrelated investors in the aggregate amount of $9.7 million.
Series A Preferred Stock Issuance
On May 31, 2018, the Company entered into a Series A Senior Perpetual Preferred Stock Subscription Agreement (the “Subscription Agreement”) with JPMorgan Chase Funding Inc. (“JPM Funding”). Pursuant to the Subscription Agreement, JPM Funding purchased 22,000 shares of our Series A Senior Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) for a total purchase price of $22 million. The Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature. The Company intends to use the proceeds from the sale of these shares for general corporate purposes. Dividends on the Series A Preferred Stock are cumulative and accrue from the issue date at the rate of 7.5% of the issue price per year, payable quarterly in arrears on or before the last day of each calendar quarter. If any dividends or other amounts treated for U.S. federal tax income purposes as distributions with respect to the Series A Preferred Stock (“Distributions”) paid to a person treated as a corporation for U.S. federal income tax purposes that holds Series A Preferred Stock (a “Corporate Holder”) do not qualify in whole or in part for the benefit of the dividends received deduction (the “DRD”) under Section 243 of the Internal Revenue Code of 1986, as amended (the “Code”) because the Company does not have sufficient earnings and profits for U.S. federal income tax purposes with respect to all or a portion of such Distributions, then the Company shall make an additional distribution to such Corporate Holder as described in the Certificate of Designation of Series A Senior Perpetual Preferred Stock (the “Certificate of Designation”), but effectively in an amount equal to the tax benefit that would have otherwise been received by the Corporate Holder if the Distribution did qualify for the DRD (the “DRD Gross-Up Distribution”). If a Corporate Holder receives any dividend, Distribution (including any DRD Gross-Up Distribution) or other payment treated as a dividend under the Code that constitutes in whole or in part an “extraordinary dividend” under Section 1059(c)(1) of the Code or would otherwise be subject to Section 1059 of the Code (an “Extraordinary Dividend”), then the Company shall make an additional distribution to such Corporate Holder as described in the Certificate of Designation, but effectively in an amount equal to the tax benefit that would have otherwise been received by the Corporate Holder if the dividend, Distribution or other payment did not constitute an Extraordinary Dividend under Section 1059 of the Code (the “Section 1059 Gross-Up Distribution”). No Section 1059 Gross‑Up Distribution shall be payable with respect to any dividend or distribution paid after the second (2nd)

anniversary of the initial issuance of the Series A Preferred Stock to any Corporate Holder other than JPM Funding. The Company may elect to pay a DRD Gross-Up Distribution or a Section 1059 Gross‑Up Distribution either in additional shares of Series A Preferred Stock having an aggregate Face Value equal to such DRD Gross-Up Distribution or Section 1059 Gross‑Up Distribution, respectively, or in cash, except that in connection with or following the disposition of the Series A Preferred Stock by such Corporate Holder, such payments shall be made in cash.
Pursuant to the Certificate of Designation of Series A Senior Perpetual Preferred Stock (the “Series A Preferred Certificate of Designation”), if we are required to redeem any shares of the Senior B Preferred Stock as a result of a noncompliance event pursuant to the terms of (A) the Series B Certificate of Designation or (B) the Investment Agreement, we must promptly notify the holders of the Series A Preferred Stock in writing of such requirement (“Acceleration Notice”), and each holder of our Series A Preferred Stock may elect, by delivering a put notice to the Company within 180 days of receipt of such Acceleration Notice, to exercise its put right requiring us to redeem all of its Series A Preferred Stock as if the date of such occurrence were the redemption date.
Transfer of Series B-2 Preferred Shares and Issuance of B-3 Preferred Shares
On April 11, 2017, JPM Funding purchased all of the Company’s outstanding Series B-2 Preferred Shares from SRE Monarch, LLC (“SRE Monarch”) pursuant to a Preferred Stock Purchase Agreement among the Company, JPM Funding and SRE Monarch (“Series B-2 Purchase Agreement”). Pursuant to the Series B-2 Purchase Agreement, the Company paid SRE Monarch all accrued and unpaid dividends on the Series B Preferred Shares and $0.3 million as an expense reimbursement. In connection with this transaction, the Company’s board of directors approved for filing with the Secretary of State of the State of Delaware, an Amended and Restated Certificate of Designation of the Cumulative Convertible Series B-1 Preferred Stock and Cumulative Convertible Series B-2 Preferred Stock pursuant to which JPM Funding replaced SRE Monarch as the holder of the Company’s Series B-2 Preferred Stock and, in general, succeeded to the rights of SRE Monarch thereunder.
On February 9, 2018, the Company issued 2,352,941 shares of newly-authorized Series B-3 Cumulative Convertible Preferred Stock to JPM Funding at a purchase price of $3.40 per share, for a total purchase price of $8.0 million. Dividends on the Series B-3 Preferred Stock are cumulative and accrue from the issue date and compound quarterly at the rate of 5.65% of the issue price per year, and are payable quarterly in arrears. The Company intends to use the proceeds from the sale of these shares for general corporate purposes. In connection with this transaction, the Company’s board of directors approved for filing with the Secretary of State of the State of Delaware, the Series B Certificate of Designation.
In the event of certain default events, breaches (including of operating covenants), a bankruptcy or the occurrence of certain other adverse events, including default on debt or non-appealable judgments against the Company in excess of certain amounts, failure to pay the full quarterly dividend or redeem shares as required, failure to comply timely with the Company’s reporting obligations under the Exchange Act, or proceedings or investigations against the Company relating to any alleged noncompliance with certain laws or regulations, the Series B-3 Preferred Stock is also redeemable, upon the approval of the holders of at least 88% of the shares of Series B Preferred Stock then outstanding (the “Required Holders”), out of legally available funds.
The Series B Certificate of Designation also contains certain restrictive covenants, which require the consent of the Required Holders as a condition to the Company taking certain actions, including without limitation the following:

•
make, incur or permit to exist any operating expense or capital expenditure in excess of 105% of the amount budgeted therefor in the applicable approved annual budget with respect to any particular budget line item, or 103% of the aggregate amount of such budgeted expenses or capital expenditures, and use reasonable best efforts to avoid making, incurring or permitting to exist any operating expense or capital expenditure in excess of $250,000 not set forth in the Company’s approved annual budget;

•
enter into any agreement or arrangement that will likely involve payments by the Company or any of the Company’s subsidiaries in excess of $250,000 over the term thereof other than agreements or arrangements authorized in the Company’s approved annual budget;

•	amend or modify the Consulting Services Agreement, dated as of July 24, 2014, by and between the Company and JCP Realty Advisors, LLC, as amended;

•
sell, encumber or otherwise transfer certain assets, including individual loans and real estate owned assets and interests in any of the Company’s wholly owned subsidiaries, unless approved in the Company’s annual budget subject to certain other exceptions;

•	enter into, or be a party to, any affiliate transaction;

•
unless approved by our Investment Committee, make any advances or loans to, guarantee for the benefit of, or make any investment in, any other person, other than the Company’s wholly-owned subsidiaries;

•	dissolve, liquidate or consolidate the Company’s business;

•
enter into any agreement or plan of merger or consolidation, or engage in any merger or consolidation, unless, upon consummation, the Series B Preferred Stock (x) remains outstanding and unchanged, or (y) shall be converted into equity interests of the surviving entity that have the same relative designations, rights, powers, preferences and privileges provided for in the Certificate of Designation;

•	engage in any business activity not related to the ownership and operation of mortgage loans or real property or strictly incidental thereto;

•	enter into any new line of business other than the ownership and operation of real property, mortgage loans and activities strictly incidental thereto;

•	commence or permit any subsidiary to commence any bankruptcy or similar proceeding;

•
make any capital contribution to or purchase, redeem, acquire or retire any securities in any other person, or cause or permit any reduction or retirement of the capital stock, partnership interests, membership interests of the Company and its subsidiaries;

•	hire or terminate certain key personnel or consultants, subject to certain exceptions;

•	incur additional indebtedness, subject to certain exceptions;

•	permit the issuance by any subsidiary of any equity securities, subject to certain exceptions;

•
create or authorize the creation of, or issue, or authorize the issuance of senior preferred stock or parity stock, or any indebtedness or any security convertible into, exchangeable for or having option rights to purchase shares of senior preferred stock or parity stock;

•	reclassify any class or series of Voting Common Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with the Series B Preferred Stock;

•	engage any auditor that is not a nationally recognized accounting firm; or

•	amend, alter, waive or repeal any provision of the Certificate of Incorporation or bylaws in a manner that may adversely affect the holders of the Series B Preferred Stock.

Concurrent with the execution of the Subscription Agreement, the Company, Juniper, and JPM Funding entered into an Amended and Restated Investment Agreement (the “Investment Agreement”) pursuant to which the Company made certain representations and agreed to abide by certain covenants, including, but not limited to, (i) a covenant that the Company take all commercially reasonable actions as are reasonably necessary for the Company to be eligible to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), commonly referred to as the “Real Estate Exemption” and to use its best efforts to remain eligible to rely on that exemption at all times thereafter; and (ii) a covenant that the Company, within five (5) days of filing a quarterly or annual report with the SEC, deliver to Juniper and JPM Funding a written statement setting forth in reasonable detail the information and calculations reasonably necessary for Juniper and JPM Funding to determine whether the Company is then in compliance with the Real Estate Exemption or in the event the Company is not then in compliance, cause to be delivered to Juniper and JPM Funding a written opinion of the Company’s outside legal counsel that the Company is not an investment company as defined in Section 3(a)(1) of the Investment Company Act without relying on an exclusion from the definition of “investment company” in Section 3(b) or Section 3(c) of the Investment Company Act or an exclusion in any rule promulgated under the Investment Company Act. The Investment Agreement further provides that the Company may not take any action, the result of which would reasonably be expected to cause the Company to become ineligible for the Real Estate Exemption without the prior written consent of Juniper and JPM Funding. The Company further agreed to refrain from taking certain actions prohibited by Section 13 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the rules and regulations adopted thereunder, until such time as JPM Funding determines, in its sole discretion, that JPM Funding could not be deemed to be an affiliate of the Company for purposes of the BHCA. In the event JPM Funding determines, in its sole discretion, that the Company violates any of the above covenants, and that violation is not cured within the period of time specified in the Investment Agreement, Juniper and JPM Funding have the right to demand that the Company purchase all of their Series B Preferred Shares at the Required Redemption Price as set forth in the Certificate of Designation.
Concurrent with its issuance of these shares of Series B-3 Preferred Stock, the Company issued to JPM Funding a warrant to acquire up to 600,000 shares of the Company’s common stock (the “JPM Warrant”). The JPM Warrant is exercisable at any time on or after February 9, 2021 for a two (2) year period, and has an exercise price of $2.25 per share. The JPM Warrant provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to customary anti-dilution provisions based on future corporate events. The JPM Warrant is exercisable in cash, and subject to certain conditions may also be exercised on a cashless basis.

RISK FACTORS
You should carefully consider the risks described below in addition to the remainder of this offering memorandum and the factors discussed in the documents and other information incorporated by reference before making a decision to tender your Old Notes. The risks and uncertainties described below are not the only ones related to the New Notes, the Exchange Offer and our business. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.
If you tender your Old Notes in the exchange offer, you will lose your rights as holders of the Old Notes.
To the extent that you exchange your Old Notes for New Notes, you will relinquish your rights under the Old Notes, including your right to pre-payment of the Old Notes.
If you do not act promptly and follow exchange instructions, your tendered Old Notes in the exchange offer may be rejected.
Holders of Old Notes who desire to tender their Old Notes for New Notes in this Exchange Offer must act promptly to ensure that all required forms are actually received by the Exchange Agent prior to 5:00 p.m., New York City time, on [●] 2018, the scheduled expiration date of this offer, subject to extension in our sole discretion. If you fail to correctly complete and sign the required forms or otherwise fail to follow the exchange procedures that apply to your tender of Old Notes in this Exchange Offer, we or the Exchange Agent may, depending on the circumstances, reject your tender of Old Notes or accept only those Old Notes validly tendered. Neither we nor the Exchange Agent undertakes to contact you concerning incomplete or incorrect exchange forms or tender of Old Notes, nor are we under any obligation to correct such forms or tender although we may allow such correction in our sole discretion. We will determine whether a tender of Old Notes properly follows the exchange procedures and have discretion to waive in any particular instance any defect or irregularity, but will not unreasonably reject an exchange request. We are not required to make uniform determinations in all cases. If you have an address outside the United States, to exercise your exchange rights, you must establish to the satisfaction of the Company that you are a U.S. holder for U.S. federal income tax purposes and that you are otherwise permitted to exchange your shares under applicable law. See “The Exchange Offer – Noteholders with Addresses Outside the United States” and “Material U.S. Federal Income Tax Considerations.”
The New Notes for which you subscribe will be issued after the expiration of the Exchange Offer.
Until the New Notes are actually issued, you will not be entitled to any interest on the New Notes that you purchase in the exchange offer. We anticipate that the New Notes to which you are entitled upon valid tender of your Old Notes in the exchange offer will be issued within 10 business days after expiration of the Exchange Offer, after all pro rata allocations and adjustments have been completed.

Risks Related to the Notes
We may incur indebtedness and other obligations in the future that will be senior to the New Notes.

We may incur indebtedness and other obligations in the future that will be senior to the New Notes (“Senior Obligations”). In the event of bankruptcy, liquidation, insolvency, reorganization or similar proceeding, our assets will be available to pay obligations on the New Notes only after all Senior Obligations have been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes outstanding. In addition, we may not be able to make any payment on the New Notes, make any deposit pursuant to defeasance provisions, or redeem any notes until those Senior Obligations are paid in full although we would expect that those Senior Obligations will permit us to make regular payments of interest on the New Notes and the required prepayment on the New Notes, in each case, if we meet certain conditions. See “Description of the New Notes – Subordination.” Moreover, even if there is an event of default with respect to the New Notes and the New Notes are declared due and payable as a result thereof, we will not be permitted to pay the notes while our Senior Obligations are outstanding. If any payment, distribution, or security of any character (whether in cash, securities, or other property) is made on the New Notes in violation of the provisions of the Senior Obligations, until all such Senior Obligations have been paid in full, holders of New Notes receiving such payment, distribution, or security may be required to return the payment, distribution, or security for the benefit of holders of the Senior Obligations. In addition, in an insolvency, bankruptcy, or liquidation scenario, there is always the risk that senior creditors would seek to recover any monies paid on the notes. Under the Old Notes, with certain exceptions, we may issue additional indebtedness that is senior to the Old Notes only when the amount of our net worth as calculated in accordance with GAAP after such issuance is greater than two times the amount of the then outstanding principal amount of the Old Notes. The New Notes will not have this restriction. There will be no restrictive covenants in the New Notes restricting our ability to issue additional senior indebtedness or a required level of shareholders equity.
There may be restrictions on the ability of holders of New Notes to receive payments on the New Notes while our Senior Obligations are outstanding.
We may issue additional indebtedness that is senior to the New Notes. Significant additional indebtedness that we may incur, whether guaranteed or not and whether secured or not could have important consequences to you, including the following:

•	we may have difficulty satisfying our obligations under the New Notes or other indebtedness, and if we fail to comply with these requirements, an event of default could result;

•
we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures, future business opportunities and other general corporate activities;

•
covenants relating to our debt may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or general corporate or other purposes;

•	we may be vulnerable to a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth;

•	covenants relating to our debt may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	we may be placed at a competitive disadvantage against any less leveraged competitors.
The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the New Notes.  In addition, if we incur any additional senior indebtedness, the holders of that debt will be entitled to any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us prior to any distribution to the holders of the New Notes.
The New Notes are unsecured and will be effectively subordinated to all existing and future secured debt to the extent of the value of the collateral.
Certain of our subsidiaries have issued secured debt and we expect will do so in the future. Holders of our secured debt will be entitled to realize upon the value of the collateral for such secured debt in full before any such assets could be available to pay holders of our unsecured indebtedness, including holders of the New Notes.
The New Notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
The New Notes will not be guaranteed by any of our subsidiaries. Payments on the New Notes are only required to be made by us. As a result, no payments are required to be made by, and holders of the New Notes will not have any claim to the assets of, our subsidiaries, except if assets of our subsidiaries are transferred by dividends or otherwise to us. The New Notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries, which are guaranteed by our subsidiaries, and the claims of creditors of our subsidiaries, including trade creditors, and the holders of any preferred securities of our subsidiaries will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation, or reorganization of any of our subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. Any assets remaining may not be sufficient to repay all amounts owing under the New Notes. The Indenture does not restrict the ability of our subsidiaries to incur additional debt or to issue preferred equity interests. As of June 30, 2018, our subsidiaries had approximately $[●] million of outstanding secured indebtedness and other liabilities.

We may not be able to generate sufficient cash to service all of our indebtedness, including the New Notes and our Senior Obligations, and may be forced to take other actions to satisfy such obligations, which may not be successful.
Our ability to make scheduled payments or to refinance current or future debt and other obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the New Notes and our Senior Obligations. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or seek to restructure or refinance our indebtedness, including the New Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service and other obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet the debt service obligations then due. Payments on the New Notes, including interest, will be subordinated to all of our Senior Obligations.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our current or future senior indebtedness or Series A Preferred Stock or Series B Preferred Stock that is not waived by the holders of such indebtedness or stock and the remedies sought by the holders of such indebtedness or stock, could make us unable to pay principal and interest on the New Notes when required. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness and/or dividends and other payments on the Series A Preferred Stock or Series B Preferred Stock, or we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness or Series A Preferred Stock or Series B Preferred Stock, we could be in default under the terms of the agreements governing such indebtedness or Series A Preferred Stock or Series B Preferred Stock. In the event of such default, the holders of such indebtedness or stock could elect to declare all the funds borrowed or that are otherwise payable thereunder to be due and payable, together with accrued and unpaid interest, if any, or, in the case of the Series A Preferred Stock or Series B Preferred Stock, require us to redeem such stock, and institute foreclosure proceedings against any of our assets that collateralize such indebtedness or obligations, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the holders of our indebtedness or Series A Preferred Stock or Series B Preferred Stock to avoid being in default. If we breach our covenants under our indebtedness or Series A Preferred Stock or Series B Preferred Stock and seek a waiver, we may not be able to obtain a waiver from the holders of such indebtedness or stock. If this occurs, we would be in default under the agreements governing our indebtedness or the Series A Preferred Stock or Series B

Preferred Stock, the holders of such indebtedness or stock could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to satisfy the loan terms or repay the New Notes upon an event of default.
Upon the occurrence of an event of default under the Indenture governing the New Notes, we could be required to pay the New Notes prior to maturity. See “Description of the Notes — Events of Default.” The ability to accelerate the New Notes upon an event of default or to waive any such event of default, as well as when and how any rights and remedies are exercised, may be limited by the terms of our Senior Obligations. If such a default occurs, holders of our New Notes may be prohibited from accepting payments on the New Notes under the terms of our Senior Obligations. We may not have enough assets to satisfy all obligations under the New Notes and our other obligations. Upon the occurrence of such a default, we could seek to refinance the indebtedness under the New Notes or other indebtedness or obtain a waiver from the holders of the New Notes or other indebtedness. However, we may not be able to refinance any such debt without violating other indebtedness or to obtain such a waiver or refinancing on commercially reasonable terms, if at all.
Holders of the New Notes may not be able to enforce our obligations on the New Notes while our Senior Obligations are outstanding, even if we are in default in payment of the New Notes.
The subordination provisions of the New Notes restrict the ability of noteholders or the Trustee on their behalf to enforce our obligations under the New Notes, including our obligation to make payment on the New Notes, while any senior debt is outstanding.
Our ability to pay the New Notes could be affected by distributions made to our stockholders.
No provisions of the New Notes or the Indenture limit our right to make distributions to our stockholders, including the holders of our Series A Preferred Stock and Series B Preferred Stock, nor do these agreements contain other such restrictive covenants. Payment of such distributions or dividends could adversely affect our ability to pay the New Notes.
Some significant restructuring transactions may be permitted under the Indenture and not constitute an event of default, in which case we would not be obligated to pay the New Notes.
Provisions of the New Notes will not restrict all transactions that could adversely affect the holders of the New Notes. For example, transactions such as asset sales, incurrences of indebtedness, leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us will not be prohibited under the Indenture. Accordingly, no event of default would occur and the remedies and protections afforded the holders of the New Notes would not be available to the holders of the New Notes. As a result, any of the above transactions that could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, and thereby adversely affect the holders of New Notes would be permitted.

Your ability to transfer the New Notes will be limited by the provisions of the Indenture governing the New Notes as well as the absence of an active trading market, and there is no assurance that any active trading market will develop for the New Notes.
The New Notes will be subject to restrictions on transfer under the Indenture which will affect liquidity. Pursuant to the Indenture, the New Notes are transferable only with our consent, which may not be unreasonably withheld, and only to other holders of the New Notes. The provisions of our Certificate of Incorporation that allow transfers of common stock to certain persons will not apply to the New Notes.  See “Description of our Capital Stock – Common Stock.” See “Description of the Notes – Restrictions on Transfer” below in this offering memorandum. There is no minimum principal amount of New Notes that must be issued as a condition to closing of the exchange and there can be no assurance that the amount of the New Notes issued will be sufficient to allow for any liquidity in trading between holders of the New Notes. An active market for the New Notes, which would be limited to the holders of the New Notes, may not develop or, if developed, may not continue. The market, if any, for the New Notes may experience disruptions and any such disruptions may adversely affect the price at which you may sell the New Notes. In addition, subsequent to their initial issuance, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial and operating performance, and other factors.

A change in control of a holder of the New Notes would constitute a transfer of a New Note and would be prohibited without satisfaction of the conditions to transfer provided for in the New Notes.
As described herein, the New Notes are subject to transfer restrictions. A transfer includes a direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub-participation or other legal or beneficial interest in, change in control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise. Accordingly, among other things, a change of control of the noteholder would be considered a transfer of the New Note and would require satisfaction of the conditions to transfer applicable to the New Notes, including our consent. If you transfer the New Notes or any interests in the New Notes in violation of these provisions, the transfer will be void and the transferee will not have any voting rights with respect to the New Notes.
The holders of our Series B Preferred Stock have substantial approval rights over our operations, and their interests may not coincide with yours and they may make decisions with which you disagree, including causing the liquidation of the Company in the event that we fail to pay the full amount of dividends on, or cause the redemption of, the Series B Preferred Stock.
Pursuant to the terms of the Series B Certificate of Designation, the holders of our Series B Preferred Stock have substantial approval rights over our operations. In addition, the holders of our Series B Preferred Stock have the ability to control the appointment of the two Preferred Directors to our board of directors and to appoint a third “independent” director. Under the Series B Certificate of Designation, if at any time the Company is not in compliance with certain of its obligations to the holders of the Series B Preferred Stock and fails to pay (i) full dividends on the Series B Preferred

Stock for two consecutive fiscal quarters or (ii) the Redemption Price within 180 days following the later of (x) demand therefore resulting from such non-compliance and (y) July 24, 2019, unless the Required Holders elect otherwise, the Company is required to use its best efforts to commence a liquidation of the Company. Requirements with respect to our board of directors are described below under “Description of Our Capital Stock – Provisions Regarding our Directors.”

Our operations and activities are constrained by the restrictive covenants in the Series B Certificate of Designation.
The Series B Certificate of Designation includes numerous restrictive covenants that restrict us and our subsidiaries from taking certain actions that may otherwise be beneficial to us without the consent of the holders of the Series B Preferred Stock. For example, subject to certain qualifications and exceptions, we are restricted from selling or encumbering our assets other than in accordance with a budget approved by the holders of the Series B Preferred Stock, issuing debt or equity securities, incurring indebtedness in excess of $10 million, paying dividends to the holders of our Class B Common Stock, hiring or terminating key personnel or consultants, and entering into major contracts. See “Description of Our Capital Stock – Series B Preferred Stock – Certain Covenants.” The interests of the holders of our Series B Preferred Stock may not necessarily coincide with our best interests or the interests of other security holders.

There can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with the characterization of the New Notes as debt for United States federal income tax purposes.
If the New Notes are not respected as debt for U.S. federal income tax purposes, they may be deemed to be equity in the company. As a result, the section entitled “Material U.S. Federal Income Tax Considerations” may be inapplicable.
The exchange of the Old Notes for New Notes pursuant to the exchange offer may be taxable to you.
The exchange may be fully taxable as described in “Material U.S. Federal Income Tax Considerations,” below.
U.S. federal and state statutes may restrict the enforceability of the New Notes.
These statutes allow creditors, under specific circumstances, to void the New Notes, restrict our ability to make payments on the New Notes or require noteholders to return payments received from us. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce the New Notes or may subordinate the New Notes to our existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the New Notes were issued or, in some states, when payments became due under the New Notes:

•
we incurred the debt under the New Notes with the intent to hinder, delay or defraud any present or future creditor, or we contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	we did not receive fair consideration or reasonably equivalent value for issuing the New Notes and, at the time we issued the New Notes, we:

•	were insolvent or became insolvent as a result of issuing the New Notes;

•	were engaged or about to engage in a business or transaction for which the remaining assets of us constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured.

•
In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the New Notes. Further, the voidance of the New Notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

•
The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if, at the time we incurred the debt:

•	the sum of our debts, including contingent liabilities, was greater than the fair saleable value of all of our assets;

•
the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on our existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.
We cannot be sure as to the standards that a court would use to determine whether or not we were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance by us of the New Notes would not be voided or the New Notes would not be subordinated to that other debt.
We may not be able to refinance the New Notes if required or if we so desire.
We may need or desire to refinance all or a portion of the New Notes at maturity. We cannot assure you that we would be able to refinance the New Notes on commercially reasonable terms, if at all. If we are not able to refinance the New Notes on terms favorable to us, we may not have sufficient funds to satisfy our obligations under the New Notes.
We may not have the funds necessary to purchase the New Notes upon a change in control.
Upon the occurrence of certain changes in control of the Company, you may require us to repurchase your New Notes. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all of the New Notes that might be delivered by holders of New Notes seeking to exercise their repurchase rights.

Risks Relating to the Exchange Offer
Neither we nor our board of directors has made a recommendation with regard to whether or not you should tender your Old Notes in the Exchange Offer and we have not obtained a third-party determination that the Exchange Offer is fair to the holders of the Old Notes.
Neither we nor our board of directors has or is making a recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. We cannot assure you that the value of the New Notes received in the Exchange Offer will in the future equal or exceed the value of the Old Notes tendered and we do not take a position as to whether you should participate in the Exchange Offer.
Risk Relating to Our Business and Our Industry
We have a history of losses and may continue to incur losses in the future.
We have incurred net losses during recent years, and we may still continue to incur substantial losses in the future. We incurred net losses of $1.6 million for fiscal 2017 and $7.7 million for fiscal 2016. Continuing losses negatively impact our operations and may adversely affect our ability to pay our debts as they become due.
We may not be able to meet our cash requirements because of a number of factors, many of which are beyond our control.
Management’s estimates on future cash flows are subject to risks and uncertainties. If we are unable to meet our cash requirements out of cash flows generated from our operations, we would need to fund our cash requirements from alternative financing and we cannot guarantee that any such financing would be on acceptable terms, or would be permitted under the terms of our existing financing arrangements. In the absence of such financing, our ability to respond to changing business and economic conditions, make future acquisitions, react to adverse operating results, meet out debt service obligations and fund required capital expenditures or increased working capital requirements may be adversely affected.
If we are unable to attract and retain key personnel, our business may be harmed.
The success of our business will depend, in large part, upon the skills and efforts of a small group of management and technical personnel including Mr. Lawrence D. Bain, our Chief Executive Officer, and Mr. Jonathan Brohard, our Executive Vice President and General Counsel. Factors critical to retaining our present staff and attracting additional highly qualified personnel include our ability to provide these individuals with competitive compensation arrangements, equity participation and other benefits. If we are not successful in retaining or attracting highly qualified individuals in key management positions, our business may be harmed. We do not maintain “key person” life insurance policies on any members of our executive team. The loss of any of our key personnel could prevent us from executing our business plans, which may result in decreased production, increased costs and decreased profitability.
Our insurance coverage may prove inadequate to satisfy potential claims.
We may become subject to liability for pollution or other hazards against which we have not insured or cannot insure, including those in respect of past mining activities. Our existing property and liability insurance contains exclusions and limitations on coverage. In addition, we have experienced large increases in our insurance premiums recently, and insurance may not continue to be available at economically acceptable premiums. As a result, in the future our insurance coverage may not cover the extent of claims against us, including claims for environmental or industrial accidents or pollution. If we are required to meet the costs of claims which exceed our insurance coverage, our costs may increase, which could decrease our profitability.
Our access to public capital markets and private sources of financing has been limited and, thus, our ability to make investments in our target assets has been limited.
To date, we have had no access to public capital markets and limited access to private sources of financing on terms that are acceptable to us. Our access to public capital markets and private sources of financing will depend upon our results of operations and financial condition, as well as a number of factors over which we have little or no control, including, among others, the following:(i) general market conditions; (ii) the market’s perception of the quality of our assets; (iii) the market’s perception of our management; and (iv) our current and potential future earnings and cash distributions
If we are unable to obtain financing on favorable terms or at all, we may have to continue to curtail our investment activities, which would further limit our growth prospects, and force us to dispose of assets at inopportune times in order to maintain our Investment Company Act exemption or to otherwise obtain necessary liquidity.
Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our stockholders, or on more expensive forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, payment of our debt obligations, future business opportunities, cash dividends to our stockholders, and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities or to dispose of assets at inopportune times and could harm our results of operations, financial condition, and growth prospects.

USE OF PROCEEDS
We will not receive any proceeds from the Exchange Offer. Old Notes that are validly tendered and exchanged pursuant to the Exchange Offer will be retired and cancelled. Accordingly, our issuance of New Notes will not result in any cash proceeds to us. Assuming that all of the Old Notes are exchanged for New Notes in this Exchange Offering, we estimate that we will incur an additional $0.3 million in cash interest expense on an annual basis.

RATIO OF EARNINGS TO FIXED CHARGES
The table below sets forth the ratio of our earnings to fixed charges in thousands of dollars on a historical basis for each of the periods indicated.

	Six months ended June 30, 2018	Year ended December 31,
		2017	2016	2015	2014	2013
Earnings	[●]	[●]	[●]	[●]	[●]	[●]
Fixed charges	[●]	[●]	[●]	[●]	[●]	[●]
Ratio of earnings to fixed charges	n/a	n/a	n/a	n/a	n/a	n/a

The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and minority interest, plus fixed charges, less equity income in unconsolidated affiliates, capitalized interest and minority interest by (2) fixed charges, comprising interest expense on all indebtedness (including amortization of deferred financing costs).

THE EXCHANGE OFFER
General
We are offering, upon the terms and subject to the conditions set forth in this offering memorandum and the accompanying Letter of Instruction, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of validly tendered and accepted Old Notes. We are offering to exchange all of the Old Notes tendered in the Exchange Offer. However, the Exchange Offer is subject to the conditions described in this offering memorandum.
We are offering to acquire up to $10,162,000 aggregate principal amount of Old Notes that are validly tendered on the terms and subject to the conditions set forth in this offering memorandum and accompanying Letter of Instruction. You may tender all, some or none of your Old Notes, subject to the terms and conditions of the Exchange Offer. Holders of Old Notes must tender their Old Notes in a minimum $1,000 principal amount and multiples thereof.
The Exchange Offer is not being made to, and we will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.
U.S. Securities Law Considerations
We are relying on Section 3(a)(9) of the Securities Act to exempt the Exchange Offer from the registration requirements of the Securities Act. We are also relying on Section 18(b)(4)(C) of the Securities Act to exempt the Exchange Offer from the registration and qualification requirements of state securities laws. Securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered.
Conditions
Notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange Old Notes tendered pursuant to the Exchange Offer and may terminate, extend or amend the Exchange Offer and may postpone the acceptance for exchange of Old Notes so tendered on or prior to the Expiration Date, if any of the following conditions has occurred, or the occurrence thereof has not been waived by us in our sole discretion, on or prior to the Expiration Date:

•
there shall have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Exchange Offer;

•	there shall have occurred any development which would, in our reasonable judgment, materially adversely affect our business;

•
an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

•
an action shall have been taken by, or any consent or approval shall have not been received from, any governmental, regulatory or administrative agency, authority or tribunal, which might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offer;

•
there shall have occurred or be likely to occur any event affecting our business or financial affairs, that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer; or

•
the trustee of the Old Notes shall have objected in any respect to any action taken that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the acceptance of, or exchange for, the Old Notes.

The conditions to the Exchange Offer are for our sole benefit and may be waived by us, in whole or in part, in our sole discretion.

Expiration Date; Extensions; Amendments; Termination
The Expiration Date for the Exchange Offer is 5:00 p.m. New York City time, on [●], unless the period for the Exchange Offer is extended, in which case, the Expiration Date shall mean the latest date and time to which the Exchange Offer is extended. We have filed with the SEC an application on Form T-3 for qualification of the Indenture governing the New Notes. If necessary, we intend to extend the Exchange Offer until the SEC declares that application effective.
To extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement before 9:00 a.m. New York City time, on or prior to the next business day after the previously scheduled Expiration Date. Any such announcement may state that we are extending the Exchange Offer for a specified period of time.

We reserve the right, in our sole discretion, to (1) delay acceptance of any Old Notes, (2) extend the Exchange Offer, (3) terminate the Exchange Offer or (4) amend the Exchange Offer, by giving oral (promptly confirmed in writing) or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent.
If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.
Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.
Procedures for Tendering
If you wish to participate in the Exchange Offer and your Old Notes are held by a custodial entity, such as a bank, broker, dealer, trust company, or other nominee, you must instruct that custodial entity to tender your Old Notes on your behalf pursuant to the procedures of that custodial entity.
To participate in the Exchange Offer, you must complete, sign and date a Letter of Instruction, or a facsimile thereof, in accordance with the instructions in the Letter of Instruction, including guaranteeing the signatures to the Letter of Instruction, if required, and mail or otherwise deliver the Letter of Instruction or, a manually executed facsimile thereof, to the Exchange Agent at the address listed in the Letter of Instruction, for receipt before the Expiration Date.
The Letter of Instruction, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message (as defined below) in lieu of the Letter of Instruction, and any other required documents, must be transmitted to and received by the Exchange Agent before the Expiration Date. Old Notes will not be deemed to have been tendered until the Letter of Instruction and signature guarantees, if any, or agent’s message, is received by the Exchange Agent.
The method of delivery of Old Notes, the Letter of Instruction, and all other required documents to the Exchange Agent is at the election and risk of the holder. If delivery is by mail, registered mail, with return receipt requested and properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent before the Expiration Date. Do not send the Letter of Instruction to anyone other than the Exchange Agent.
There are no guaranteed delivery provisions provided for by us in conjunction with the Exchange Offer. Holders must tender their Old Notes in accordance with the procedures set forth in this section.

Proper Execution and Delivery of Letter of Instruction
Signatures on a Letter of Instruction or a notice of withdrawal, as the case may be, must be medallion guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each an “Eligible Institution”) unless the Old Notes tendered pursuant thereto are tendered for the account of an Eligible Institution.
If the Letter of Instruction is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Instruction.
All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Instruction) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the Letter of Instruction, as soon as practicable following the Expiration Date.
Acceptance of Old Notes for Exchange; Delivery of New Notes
Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See “—Conditions.” For purposes of the Exchange Offer, the Old Notes shall be deemed to have been accepted as validly tendered for exchange when the Company gives written notice to the Exchange Agent.
Subject to the terms and conditions of the Exchange Offer, the issuance of New Notes will be recorded in book-entry form by the Exchange Agent on the exchange date upon receipt of such notice. If any validly tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, including if Old Notes are validly withdrawn, such withdrawn Old Notes will be returned without expense to the tendering holder.
Effect of Tender
Any valid tender by a holder of Old Notes that is not validly withdrawn prior to the Expiration Date of the Exchange Offer will constitute a binding agreement between that holder and the Company upon the terms and subject to the conditions of this offering memorandum and the Letter of Instruction. The acceptance of the Exchange Offer by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes pursuant to the Exchange Offer, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
Withdrawal of Tenders
Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date.
For a withdrawal of a tender of Old Notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the Information Agent before the Expiration Date at its address set forth on the back cover of this offering memorandum. Any such notice of withdrawal must:

•	specify the name of the person that tendered the Old Notes to be withdrawn;

•	contain the description of the Old Notes to be withdrawn and the aggregate principal amount represented by such Old Notes; and

•
be signed by the holder of such Old Notes in the same manner as the original signature on the Letter of Instruction by which such Old Notes were tendered (including any required signature guarantees), if any, or be accompanied by documents of transfer sufficient to have the Exchange Agent register the transfer of the Old Notes to the name of the person withdrawing such Old Notes and a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder.

If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected.
All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “—Procedures for Tendering” and “—Book-Entry Transfer” at any time on or prior to the Expiration Date.

Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes to us in the Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

•	if New Notes in book-entry form are to be registered in the name of any person other than the person signing the Letter of Instruction; or

•	Letter of Instruction.
If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Instruction, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.
Information Agent
D.F. King & Co., Inc. has been appointed the Information Agent for the Exchange Offer. Any Letter of Instruction and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address listed on the back cover page of this offering memorandum. Questions concerning tender procedures and requests for additional copies of this offering memorandum or the Letter of Instruction should be directed to the Information Agent.
Fees and Expenses
We will bear the expenses of the Exchange Offer. We will pay the Information Agent and the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. Tendering holders of Old Notes will not be required to pay any expenses of soliciting tenders in the Exchange Offer. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.
Solicitation
The Exchange Offer is being made by us in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Old Notes. We have not retained any dealer, manager or other agent to solicit tenders with respect to the Exchange Offer. The Information Agent will mail solicitation materials on our behalf. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of the Company and our subsidiaries.

Recommendations of the Board of Directors
We are not making any recommendation regarding whether you should tender your Old Notes for exchange and accept New Notes offered in the Exchange Offer. You must make your own determination as to whether to tender your Old Notes for exchange.

DESCRIPTION OF THE NEW NOTES
We will issue the New Notes under an Indenture expected to be dated as of [●] between us and U.S. Bank National Association, as Trustee, although if the notes are issued after [●], the Indenture may be dated after that date. The terms of the New Notes include those expressly set forth in the Indenture and the New Notes and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following description is only a summary of the material provisions of the New Notes and the Indenture. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those documents, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. We urge you to read those documents in their entirety because they, and not this description, define the rights of holders of the New Notes. Copies of the form of the New Notes and the Indenture are attached hereto as Exhibits A and B.
For purposes of this section, references to “we,” “us,” “our” and “the Company” refer solely to IMH Financial Corporation and not to its subsidiaries.
General
The New Notes will:

•
mature on the earlier of three (3) years from the date of issuance and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000, unless earlier paid;

•
bear interest at an interest rate of 7% per year, payable quarterly in arrears, on [●] 2018, and thereafter on the first business day of each April, July, October, and January during the term of the notes;

•	subject to specified conditions, be redeemable by us at our option in whole or in part at any time and from time to time by making the payments described below under “Redemption of Notes”;

•	be payable by us if an event of default occurs, at which time all amounts due under the notes may be accelerated and become due and payable;

•	initially be represented by a single registered security in global form, but in certain circumstances may be represented in certificated form;

•	not be secured by any of our assets;

•	not be guaranteed by any of our subsidiaries;

•	not be convertible into any other securities;

•	be subordinate to our Senior Obligations as described below under “Subordination”; and

•	be subject to certain transfer restrictions as described below under “Restrictions on Transfer.”
The Indenture will contain only limited restrictive covenants as described below under “Restrictive Covenants.”
Ranking
The New Notes will be general unsecured obligations and will be:

•	pari passu to the Old Notes;

•	subordinated to all of our future Senior Obligations;

•	senior to any existing and future indebtedness that is expressly subordinated to the New Notes;

•	senior to all common stock and preferred stock outstanding;

•	effectively subordinated to our existing and future secured debt to the extent of the value of the collateral; and

•	structurally subordinated to all existing and future indebtedness and other liabilities.
As of August 31, 2018, IMH Financial Corporation (the parent company) had no outstanding senior indebtedness. All of our indebtedness is at the subsidiary level. As of August 31, 2018, our subsidiaries had approximately $35.4 million of outstanding indebtedness and other liabilities, a portion of which has been guaranteed by the Company.
Subordination
Rights to receive payments on the New Notes will be subordinate to our future Senior Obligations. Unless otherwise provided in or with respect to any such Senior Obligations, the Indebtedness represented by the New Notes may not be paid (a) in any liquidation, dissolution or similar proceeding until the Senior Obligations are paid in full or (b) if and for so long as any such Senior Obligations are in default and the maturity of such Senior Obligations has been accelerated, and thereafter until the payment of such Indebtedness in full or cure or waiver of any such default. The Company will advise the Trustee in writing at any time that the provisions of any future Senior Obligations restrict any payments in respect of the New Notes.
“Indebtedness” means, without duplication: (i) all indebtedness of us for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which we or our assets are liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which we would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by us as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by us, directly or indirectly, (v) all obligations under leases that constitute capital leases for which we are liable, and (vi) all obligations of us under interest rate swaps, caps, floors, collars, and other interest hedge agreements, in each case for which we are liable or our assets are liable, whether we (or our assets) are liable contingently or otherwise, as obligor, guarantor, or otherwise, or in respect of which obligations we otherwise assure a creditor against loss.
Repurchases
We may from time to time purchase the New Notes in open market purchases (should a market develop), in privately negotiated transactions, through subsequent tender or exchange offers or otherwise, without prior notice to or consent of holders.
Principal; Maturity
The Indenture will provide for the issuance by us of New Notes in an amount initially limited to $10,162,000 aggregate principal amount. The New Notes will mature on the earlier of three (3) years from the date of issuance and the date on which we consummate an initial public offering generating proceeds, net of underwriting discounts and commissions, of at least $150,000,000, unless earlier prepaid, redeemed, or repurchased.
Interest
The New Notes will bear interest at a rate of 7% per year, payable in arrears, on [●], and thereafter on the first business day of each April, July, October, and January of each year. We will pay interest on each quarterly payment date to holders of record of the notes on the March 15, June 15, September 15, and December 15 preceding such interest payment date, whether or not a business day. However, on the maturity date, we will pay accrued interest to the person to whom we pay the principal amount, regardless of whether such person is the holder of record.
Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issue. Interest will be computed on the basis of the actual number of days elapsed over a 360-day calendar year. If a payment date is not a business day, payment will be made on the next preceding business day.
Interest will cease to accrue on a New Note upon its maturity, prepayment, or redemption. In the event that any installment of interest on the notes remains unpaid for two consecutive quarterly payment dates, we will be required to pay a one-time additional amount of 5% of the unpaid installments as a late payment charge. In addition, if there is any Default on the New Notes, we must pay interest on the entire principal balance and on any outstanding late payment charges at a default rate of 2% over the then payable interest rate on the notes. Payment of defaulted interest will be made pursuant to special procedures.
Registration of Transfer and Exchange
We will maintain an office where the New Notes may be presented for registration, transfer, and exchange. This office will initially be an office or agency of the Trustee. All such transactions will be in book entry form only. The New Notes will be issued in denominations of $100 principal amount and multiples thereof, and will initially be represented by a single global note. There will be no service charge for any registration of transfer or exchange of notes or beneficial interests therein. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges. We will not be required to:

•	exchange or register the transfer of any note or beneficial interest therein during a period of 15 days before any selection of notes or interests therein to be redeemed or repaid; or

•	exchange or register the transfer of any note or portion thereof called for redemption.
Restrictions on Transfer
The notes will bear a legend that reads as follows:

•
THIS SECURITY IS SUBJECT TO TRANSFER RESTRICTIONS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE TRANSFERRED IN CONTRAVENTION OF SUCH RESTRICTIONS. A TRANSFER INCLUDES ANY LEGAL OR BENEFICIAL DIRECT OR INDIRECT ASSIGNMENT, PLEDGE, HYPOTHECATION, CONVEYANCE, SALE, TRANSFER, MORTGAGE, ENCUMBRANCE, GRANT OF A SECURITY INTEREST, ISSUANCE OR GRANT OF A PARTICIPATION, SUB-PARTICIPATION OR OTHER LEGAL OR BENEFICIAL INTEREST IN, CHANGE IN CONTROL, OR OTHER DISPOSITION, AT ANY TIER OF OWNERSHIP, EITHER DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR OTHERWISE.

•
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY WITH THE CONSENT OF IMH FINANCIAL CORPORATION (THE “COMPANY”) IN ITS REASONABLE DISCRETION AND ONLY TO (A) THE COMPANY OR ANY SUBSIDIARY THEREOF OR (B) OTHER HOLDERS OF THIS SECURITY, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE, OR, IF THE NOTES ARE IN THE FORM OF ONE OR MORE GLOBAL NOTES, THE CUSTODIAN PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (IF IN ITS REASONABLE OPINION, THE COMPANY BELIEVES THAT THE TRANSFER MAY NOT BE EXEMPT FROM REGISTRATION UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS) ALONG WITH AN ASSIGNMENT IN THE FORM PROVIDED IN THE INDENTURE COMPLETED AND DELIVERED BY THE TRANSFEROR AND THE TRANSFEREE TO THE TRUSTEE, OR, IF THE NOTES ARE IN THE FORM OF ONE OR MORE GLOBAL NOTES, THE CUSTODIAN.

The New Notes or interests therein cannot be transferred except to other holders of New Notes and with our consent, not to be unreasonably withheld. The provisions of our Certificate of

Incorporation that allow transfers of common stock to certain persons will not apply to the notes. See “Description of our Capital Stock – Common Stock.” A “Transfer” means any legal or beneficial direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub-participation, or other legal or beneficial interest in, change in Control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise. “Control” means, when used with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. New Notes that have been transferred in contravention of applicable transfer restrictions will be disregarded for purposes of noteholder voting.
A noteholder who desires to transfer a New Note or any interest therein must complete an assignment, the form of which is attached as Exhibit B to the Indenture, and obtain our consent. While we cannot unreasonably withhold our consent, we may require the transferring noteholder to provide us with an opinion of counsel if we reasonably believe that the transfer may not be exempt from registration under federal and applicable state securities laws and regulations. The transferee must also sign the assignment and assume the obligations of the transferor under the Indenture.
The New Notes are exempt from registration under the Securities Act pursuant to the exemption provided in Section 3(a)(9) of the Securities Act.
Guarantees
Our obligations under the New Notes and the Indenture will not be guaranteed by any of our existing and future subsidiaries.
Conversion of Notes
The New Notes are not convertible into any other securities.
Payment of the Notes at Maturity
At maturity, we must pay the entire principal balance of the New Notes then outstanding plus accrued and unpaid interest, if any.
Redemption of Notes
We may redeem the New Notes in whole or in part at our option at any time or from time to time at the principal amount of the notes to be redeemed, plus accrued interest to the redemption date. If we elect to redeem fewer than all of the New Notes, the Trustee will select the notes or interests therein to be redeemed (in principal amounts of $100 or a multiple of $100) by lot, on a pro rata basis, or by any other method the Trustee considers fair and appropriate. If any New Note (except a global note) is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. To the extent that we do not redeem a portion of the notes on the date fixed for redemption, all rights of the notes shall remain in full force and effect until redeemed. We are required to give irrevocable notice of redemption on a date that is not less than 5 business days before the redemption date to each holder of notes to be redeemed.
Global Securities
The New Notes will initially be represented by a single global security held in the name of a custodian or its nominee. It is contemplated that the Trustee will be the initial custodian of the global security. No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the custodian or any nominee of the custodian except as required by law.
We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the custodian. The Trustee will maintain a Note Register in which, subject to such reasonable regulations as the Company or the Trustee may prescribe, the Company will provide for registration of the New Notes or beneficial interests in the New Notes and of transfers of the New Notes or beneficial interests therein. We will treat the person in whose name a New Note or beneficial interest in a New Note is registered in the Note Register as the holder thereof for all purposes under the Indenture. If at any time, the New Notes (other than global notes) are issued in registered form, noteholders will not include beneficial holders or owners.
We will make all payments of principal, premium, and interest on a global security to the custodian or its nominee for distribution to the holders as listed in the Note Register. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Security for the Notes
The New Notes are our unsecured obligations and will not be secured by any of our assets or the assets of our subsidiaries.
Restrictive Covenants
The Indenture governing the New Notes will not contain any other restrictive covenants on the issuance of additional Indebtedness. We are, however, restricted by numerous restrictive covenants in the Series B Certificate of Designation.
Consolidation, Merger, and Sale of Assets
We may not consolidate with or merge with or into any person or convey, transfer or lease all or substantially all of our assets to any person, unless, among other requirements:

•
the resulting, surviving or transferee person (the “Successor Company”) is organized and existing under the laws of the United States of America, any state of the United States, or the District of Columbia and, if not the Company, assumes our obligations on the New Notes and under the Indenture; and

•	immediately after giving effect to the transaction, no Default shall have occurred and be continuing.
When such a person assumes our obligations in such circumstances, we shall be discharged from all obligations under the New Notes and the Indenture. An assumption by any person of our obligations under the New Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the New Notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Events of Default
Each of the following events shall constitute a Default with respect to the New Notes:

•
the failure to pay interest on any quarterly payment date; provided, that, the Trustee shall deliver to us written notice of our failure to make such payment, and we shall not be in default under the Indenture if we cure such payment default on or before the immediately following quarterly payment date;

•	failure to pay principal and interest due on the New Notes on the stated maturity date or otherwise when due;

•
if a receiver, liquidator, or trustee shall be appointed for us or if we shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization, or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, us, or if any proceeding for the dissolution or liquidation of us shall be instituted; provided, however, if such appointment, adjudication, petition, or proceeding was involuntary and not consented to by us, upon the same not being discharged, stayed, or dismissed within one hundred twenty (120) days following its filing;

•	if we shall make an assignment for the benefit of creditors; or

•	if we attempt to assign our obligations under the New Notes in contravention of the terms thereof.
If a Default, other than a Default described above with respect to bankruptcy and insolvency, occurs and is continuing, the Trustee or the holders of at least 40% in aggregate principal amount of the New Notes then outstanding may declare the principal amount of, and accrued and unpaid interest on, the New Notes then outstanding to be immediately due and payable. If a Default described above with respect to bankruptcy and insolvency occurs, the principal amount of and accrued and unpaid interest on the New Notes will automatically become immediately due and payable.
At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, if we pay or deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all notes and the principal (with interest on all such amounts that are overdue at the Default Rate) and amounts due to the Trustee, and if any and all defaults under the Indenture, other than the nonpayment of principal and accrued and unpaid interest which shall have become due by acceleration, shall have been cured or waived in accordance with the Indenture, then the holders will be deemed to have waived all Defaults and to have rescinded and annulled such acceleration.
The holders of a majority in aggregate principal amount of the outstanding New Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes, except that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some noteholders to the detriment of other noteholders, and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.
No holder will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture unless:

•	the holder has previously given the Trustee written notice of a continuing Default;

•
the holders of at least 40% in aggregate principal amount of the notes then outstanding have made a written request upon the Trustee to institute such action and have offered the Trustee such reasonable indemnity or security as it may require against the costs, expenses and liabilities to be incurred by the Trustee; and

•
the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request.

However, the right of any noteholder to receive payment of the principal of, and accrued and unpaid interest on, the notes on or after the respective due dates or to institute suit for the enforcement of any such payment on or after such respective dates against us shall not be impaired or affected without the consent of such holder.
Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any Default and its consequences other than:

•	our failure to pay principal or any accrued and unpaid interest, if any, on any note when due or the payment of any prepayment price; or

•	our failure to comply with any of the provisions of the Indenture, the amendment of which would require the consent of the holder of each outstanding note affected.

We are required to furnish the Trustee, on an annual basis, a statement by our officers as to whether or not, to our officers’ knowledge, we are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture, specifying any known defaults.
Modification and Waiver
Changes Requiring Majority Approval
Except as described below, we and the Trustee may amend or supplement the Indenture or the New Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain other exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the Indenture.
Changes Requiring Approval of Each Affected Holder
No amendment, supplement, or waiver may be made without the consent of each affected noteholder if such amendment, supplement or waiver would:

•	extend the fixed maturity of the New Notes;

•	reduce the principal amount of or change the date on which any New Note may be prepaid or redeemed;

•	reduce the rate or extend the time for payment of interest on any New Note;

•	reduce any amount payable upon redemption or prepayment of any New Note;

•	impair the right of a holder to receive payment of principal and interest on the New Notes on or after the due dates therefor or to institute suit for payment of any Note;

•	subject to specified exceptions, modify certain provisions of the Indenture relating to modification of the Indenture or waiver under the Indenture;

•	change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; or

•	reduce the quorum or voting requirements for meetings of noteholders or revise the subordination provisions in a manner adverse to the noteholders.
Changes Requiring No Approval
We and the Trustee may amend or supplement the Indenture or the New Notes without notice to, or the consent of the holders to, among other things:

•	secure the notes;

•
provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer, or lease of all or substantially all of our assets in accordance with the Indenture;

•	add to our covenants such further covenants, restrictions, or conditions as the board of directors and the Trustee shall consider to be for the benefit of the holders of the notes;

•	make any change to the subordination provisions of the notes that would limit or terminate the benefits available to any holder of our Senior Obligations or any representative thereof;

•	provide for the issuance of notes under the Indenture, for a custodian or registered holder and for the exchangeability of notes in fully registered form;

•
cure any ambiguity or correct or supplement any provision that is defective or inconsistent with any other provision contained in the Indenture, or make such other provision with respect to matters or questions arising under the Indenture or the notes that shall not adversely affect the interests of the holders of the notes in any material respect; any such modification or amendment made solely to conform the provisions of the Indenture or the notes to the description contained in this offering memorandum will be deemed not to adversely affect the interests of the holders of the notes;

•	provide for a successor Trustee in accordance with the terms of the Indenture;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and

•	otherwise make any provision of the Indenture consistent with any inconsistent or adverse provision of the Indenture or the notes.
Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the Indenture, except that for the purposes of determining whether the Trustee shall be protected in relying on any such consent, only notes that a Responsible Offer of the Trustee knows are so owned shall be so disregarded. In addition, notes that have been transferred in contravention of the provisions of the Indenture shall also be disregarded and deemed not to be outstanding for the purpose of any such determination.
Satisfaction and Discharge
Subject to the express requirements of the Indenture, we may satisfy and discharge our obligations under the Indenture by delivering to the Trustee for cancellation all outstanding authenticated notes or by depositing with the Trustee after the notes have become due and payable, will become due and payable within one year, or are to be called for redemption or prepayment within one year under arrangements satisfactory to the Trustee for the giving of notice, cash amounts and other securities sufficient to pay at maturity or upon redemption or prepayment all of the outstanding notes and paying all other sums payable under the Indenture. Such discharge is subject to terms contained in the Indenture.
Calculations in Respect of the Notes
We or our agents will be responsible for making all calculations called for under the New Notes. These calculations include, but are not limited to, accrued interest payable on the notes. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the Trustee, and the Trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.
Governing Law
The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.
Concerning the Trustee
U.S. Bank National Association has agreed to serve as the Trustee under the Indenture. The Trustee will also be the paying agent, custodian and registrar for the notes. The Indenture will provide that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If a Default occurs and is continuing, the Trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of notes, unless they shall have furnished to the Trustee reasonable security or indemnity.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of us or of a subsidiary of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Indenture, it must eliminate such conflict or resign.
The Trustee can be contacted at the address set forth below regarding transfer of the notes:
U.S. Bank National Association
Global Corporate Trust Services
101 North First Avenue
Suite 1600
Phoenix, Arizona 85003
Attn: Mary Ambriz-Reyes, Vice President

Income Tax Considerations

Certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized in this offering memorandum under the heading “Material U.S. Federal Income Tax Considerations.” The noteholders are required to provide necessary documentation to allow compliance with tax withholding obligations.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the material terms of the shares of our capital stock. The following description is subject to, and qualified in its entirety by, all of the provisions of our certificate of incorporation and bylaws and specific provisions of the Delaware General Corporation Law (“DGCL”), which will govern your rights as a stockholder in our company. Copies of our certificate of incorporation and bylaws are filed as exhibits to filings that we make with the SEC under the Exchange Act. See “Where You Can Find Additional Information.”
Capital Stock
Under our certificate of incorporation, we have the authority to issue an aggregate of 300,000,000 shares, of which:

•	200,000,000 are shares of voting common stock, par value $0.01 per share (the “Voting Common Stock”), designated into classes and subclasses, as described below.

•	100,000,000 are shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
•As of the date of this offering memorandum, approximately 16,726,610 shares of our Voting Common Stock and 10,574,941 shares of our Preferred Stock are currently issued and outstanding.
•Except for certain preemptive rights granted to holders of our Series B Preferred Stock, no holder of any class of our stock has any preemptive or preferential right of subscription to any shares of any class of stock whether authorized now or at a future date, or to any obligation convertible into our stock, or any right of subscription for such securities, other than such rights, if any, as our board of directors in its discretion from time to time determines.
•Our authorized Voting Common Stock is divided into the following classes (and subclasses) which in the aggregate shall not exceed 200,000,000 shares:

•	common stock, par value $0.01 per share (the “Common Stock”), of which 150,208,500 shares are authorized;

•	Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of which 16,994,144 shares are authorized, divided into four subclasses, as follows:

o	Class B-1 common stock, par value $0.01 per share (the “Class B-1 Common Stock”), of which 4,023,400 shares are authorized;

o	Class B-2 common stock, par value $0.01 per share (the “Class B-2 Common Stock”), of which 4,023,400 shares are authorized;

o	Class B-3 common stock, par value $0.01 per share (the “Class B-3 Common Stock”), of which 8,165,700 shares are authorized; and

o	Class B-4 common stock, par value $0.01 per share (the “Class B-4 Common Stock”), of which 781,644 shares are authorized

•	Class C common stock, par value $0.01 per share (the “Class C Common Stock”), of which 15,803,212 shares are authorized; and

•	Class D common stock, par value $0.01 per share (the “Class D Common Stock”), of which 16,994,144 shares are authorized.
We may refer to the Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock as the common securities.
The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote, voting together as a single class.
Shares of Class B Common Stock and Class C Common Stock were issued in connection with certain transactions, occurring on June 18, 2010, by which we were converted from a limited liability company (the “Fund”) into a Delaware corporation (the “Conversion Transactions”), to holders of membership units in the Fund. In the Conversion Transactions, a holder of Fund membership units could elect to receive either shares of Class B or Class C Common Stock. If a holder elected to receive Class B Common Stock, it received 55 shares of Class B-1 Common Stock, 55 shares of Class B-2 Common Stock and 110.3419 shares of Class B-3 Common Stock. The total number of authorized shares of each such series actually issued was based upon the elections made by our stockholders to receive either shares of Class B or Class C Common Stock in the Conversion Transactions. As further described below, the principal difference between the subclasses of Class B Common Stock is the length of the transfer restriction period required for each such subclass. The Class B-4 Common Stock was issued solely to two former officers of the Company in the Conversion Transactions. As described below, the shares of Class B-4 Common Stock are subject to additional transfer restrictions and other restrictions that are not applicable to the other classes of our common securities. The Class D Common Stock is intended to be issued in exchange for shares of Class B and C Common Stock that have been submitted for conversion but for which the holder has provided a representation that it has not complied with the applicable transfer restrictions on such stock contained in our Certificate of Incorporation.

The transfer restrictions are enforced by us through the transfer agent, acting as a custodian, who has physical possession of the shares of Class C Common Stock until we redeem those shares or those shares are converted into shares of Class B Common Stock. The custodian will also have physical possession of the shares of Class B Common Stock during and after the restriction period until a holder converts those shares into Common Stock. The custodian holds the shares for the benefit of the respective holders thereof. However, the custodian is not the record owner of such shares.
Common Stock
Voting Rights. At every meeting of our stockholders in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of our common securities is entitled to one vote in person or by proxy for each share of our common securities registered in the name of the holder on our transfer books. Except as otherwise required by law, the holders of common securities will vote together as a single class, subject to the rights of holders of the Series B Preferred Stock (or any right that may be subsequently conferred upon holders of Preferred Stock) to vote together with holders of the common securities on all matters submitted to a vote of our stockholders. No holder of shares of our common securities may cumulate votes in voting for our directors.
Reclassifications, Subdivisions and Combinations. No class of our common securities, or series thereof, may be reclassified, subdivided, or combined unless the reclassification, subdivision, or combination occurs simultaneously and in the same proportion for each class of our common securities and each series thereof, except that (i) our Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, and Class C Common Stock may be reclassified as a single class of common securities at any time following the conversion of all of the Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, and Class C Common Stock into Common Stock pursuant to our Certificate of Incorporation; and (ii) the Common Stock, Class B Common Stock, and Class C Common Stock may be reclassified as a single class of voting common securities at any time following the conversion of all of the Class B and Class C Common Stock into Common Stock pursuant to our Certificate of Incorporation.
Dividends and Other Distributions. Subject to the rights of the holders of Preferred Stock and as otherwise described herein, holders of our common securities are entitled to receive such dividends and other distributions in cash, stock of any corporation, or property as may be declared on such securities by our board of directors in its sole discretion from time to time out of our assets or funds legally available for that purpose and will share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in common securities pursuant to stock splits of common securities, only shares of Common Stock will be paid or distributed with respect to our Common Stock, only shares of Class B Common Stock or specified series thereof will be paid or distributed with respect to our Class B Common Stock or specified series thereof, only shares of Class C Common Stock will be paid or distributed with respect to our Class C Common Stock and only shares of Class D Common Stock will be paid or distributed with respect to our Class D Common Stock; provided, however, that if a dividend or other distribution is paid with respect to one or more series or class of common securities, a proportionate dividend or distribution shall be paid with respect to each other series or class of common securities, except in the case of the one-time Special Dividend (as defined below) in connection with Class B Common Stock as discussed below.
Our ability to pay dividends on our common securities is substantively limited by restrictions in the Series B Certificate of Designation.
Liquidation, Dissolution, and Winding Up. Except as described below with respect to the Class B-4 Common Stock, in the event of any liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all of our outstanding Preferred Stock, our remaining assets and funds will be distributed pro rata to the holders of shares of our classes of common securities. The voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of our assets or a consolidation or merger of our company with one or more other corporations (whether or not we are the corporation surviving the consolidation or merger) will not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, for this purpose.
Transfer Agent. The transfer agent and registrar for our capital stock is Computershare.
Class B Common Stock
Except as provided below, our Class B Common Stock generally has the same relative powers, preferences, limitations, and restrictions as our Common Stock.
Transfer Restrictions. Our certificate of incorporation contains provisions restricting the transfer of our Class B Common Stock. For example, subject to certain exceptions as described below, holders of shares of our Class B Common Stock cannot directly or indirectly, sell, offer, contract, or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Class B Common Stock, options, or warrants to acquire shares of Class B Common Stock, or securities exchangeable or exercisable for or convertible into shares of Class B Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date of consummation of the Conversion Transactions (June 18, 2010) and continuing through the date six months (for the Class B-1 Common Stock), nine months (for the Class B-2 Common Stock), or twelve months (for the Class B-3 and B-4 Common Stock), after the earlier of (i) the consummation of an initial public offering of our Common Stock or (ii) 90 days following the date, if any, on which we send notice to our stockholders stating that the board of directors has determined not to pursue an initial public offering (the “Trigger Date”).
Exceptions to the Transfer Restrictions. The restrictions generally applicable to the transfer of shares of Class B Common Stock discussed above will not apply under certain conditions, including, upon ten business days prior written notice to us, with respect to:

•	transfers to us;

•	gratuitous transfers to a spouse, immediate family member, or grandchild;

•	gratuitous transfers to a custodian, trustee, executor, or other fiduciary for the account of the holder’s spouse, immediate family member, or grandchild;

•	gratuitous transfers to a trust for the holder of the Class B Common Stock or charitable remainder trust;

•	transfers pursuant to the will of a holder of shares of Class B Common Stock or according to the laws of intestate succession; or

•
transfers by a holder of shares of Class B Common Stock to the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners), or to the estate of the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners).

The recipient of any shares of Class B Common Stock under any of above scenarios will be subject to all applicable restrictions on shares of Class B Common Stock. The shares of Common Stock issuable upon conversion of the Class B Common Stock will not be subject to these restrictions on transfer under our Certificate of Incorporation and will be freely transferable (subject to restrictions under applicable securities laws). Our board of directors can also approve other transfers. The Class B-4 Common Stock is subject to additional transfer restrictions as described below.
Optional Conversion into our Common Stock. Shares of Class B Common Stock are subject to conversion at the option of the holder thereof as follows:

•	each share of Class B-1 Common Stock is convertible into one share of Common Stock on and after the six-month anniversary of the Trigger Date;

•	each share of Class B-2 Common Stock is convertible into one share of Common Stock on and after the nine-month anniversary of the Trigger Date;

•
each share of Class B-1, B-2 and B-3 Common Stock is convertible into one share of Common Stock if, during the period beginning on the five-month anniversary of our initial public offering, the closing per share trading price of the Common Stock exceeds 125% of the per share sale price at which the Common Stock was initially sold to the public in the initial public offering for 20 consecutive trading days, and at any time after such occurrence; and

•	each share of Class B-4 Common Stock is convertible into one share of Common Stock on and after the four-year anniversary of the Trigger Date.
Optional Conversion Mechanics. All holders of shares of Class B Common Stock eligible for optional conversion into shares of Common Stock as described above may elect to convert their shares of Class B Common Stock by notifying the custodian and transfer agent in writing of the election and representing that such holder has complied with the applicable transfer restrictions.
Automatic Conversion into Class D Common Stock for Transfer Restriction Violations. If a holder of Class B Common Stock submits a notice of conversion, but represents that it has not complied with the applicable transfer restrictions, all shares of Class B-1, Class B-2, Class B-3, and Class C Common Stock held by the holder will be automatically converted into Class D Common Stock, will not be entitled to the Special Dividend described below and will be subject to the restrictions provided below.
Automatic Conversion into our Common Stock. Shares of Class B Common Stock will also automatically convert into shares of Common Stock, without any action by a holder thereof, as follows:

•
each share of Class B-1 Common Stock, Class B-2 Common Stock, and Class B-3 Common Stock will automatically convert into one share of Common Stock immediately after the twelve-month anniversary of the Trigger Date; and

•
immediately prior to the consummation of any “change in control” transaction, which generally includes (i) a merger or consolidation in which our holders of record immediately prior to such merger or consolidation do not, immediately after the merger or consolidation, hold a majority of the voting power of the surviving entity, (ii) any transaction or series of related transactions in which 50% or more of our voting power is transferred to persons other than our shareholders or their affiliates immediately prior to such transactions, or (iii) a sale of all or substantially all of our assets, except to one or more of our affiliates (a “Change in Control”), each share of Class B Common Stock will automatically convert into one share of our Common Stock.

Special Dividend. All holders of record of outstanding shares of Class B Common Stock on the twelve-month anniversary of the date on which our initial public offering occurs (the “Special Dividend Record Date”) will be entitled to payment of a one-time cash dividend equal to $0.95 per share of Class B Common Stock ( the “Special Dividend”) out of assets or funds legally available therefor, with such payment to be made on a date determined by the board of directors that is within 30 days of such Special Dividend Record Date. However, a holder’s right to receive the Special Dividend is subject to the receipt from such holder of a representation that such holder has complied with all of the transfer restrictions set forth in our certificate of incorporation with respect to shares of our common securities. If any holder receives a Special Dividend and upon withdrawal of its common securities from the custodian, provides the custodian with a statement that such holder has not complied with such transfer restrictions, it must promptly refund the full amount of the Special Dividend it received from us.
Additional Restrictions on Class B-4 Common Stock. Except as provided below, the shares of Class B-4 Common Stock that were issued to Messrs. Albers and Meris in the Conversion Transactions have the same relative powers, preferences, limitations, and restrictions as the other series of Class B Common Stock. However, the shares of Class B-4 Common Stock are subject to the following additional terms and conditions:

•
the shares of Class B-4 Common Stock are subject to additional restrictions on transfer for a period of four years following the consummation of the Conversion Transactions (June 18, 2010) that may terminate earlier if: (i) any time after the five- month anniversary of the first day of trading of the Common Stock on a national securities exchange, either our market capitalization (based on the closing price of our Common Stock) or our book value has exceeded $730,383,530.78 plus the aggregate amount of the net proceeds to us from an initial public offering and any other offerings of our securities prior to the time of determination, less the amount of any dividends or distributions paid on our securities prior to the time of determination, (ii) the conversion of the Class B Common Stock into Common Stock occurs upon a Change of Control as described above, or (iii) after entering into an employment agreement approved by our compensation committee, the holder of Class B Common Stock is terminated as an officer without cause, as such term is defined in such employment agreement; and

•
unless we have both (i) raised aggregate net proceeds in excess of $50 million in one or more transactions through the issuance of new equity securities, new indebtedness with a maturity of no less than one year, or any combination thereof, and (ii) completed the listing of the Common Stock on a national securities exchange, then,

•
no dividends or other distributions (including the Special Dividend) will be paid to holders of the Series B-4 Common Stock, but such dividends or distributions will accrue on the books of the Corporation and become payable when such conditions have been satisfied; and

•
in the event of our liquidation, dissolution, or winding up, no portion of the proceeds from the liquidation will be payable to the shares of Class B-4 Common Stock until such proceeds exceed $730,383,530.78, with the shares of Class B-4 Common Stock participating on a pro rata basis with other holders of common securities in any portion of proceeds from a liquidation, dissolution, or winding up that exceeds $730,383,530.78 less the amount required to be paid to holders of Preferred Stock.

Class C Common Stock
Except as provided below, the Class C Common Stock generally has the same relative powers, preferences, limitations and restrictions as the Common Stock.
Transfer Restrictions. Class C Common Stock is non-transferable, subject to the exceptions discussed in the following paragraph, and is subject to mandatory redemption as discussed below.
Exceptions to the Transfer Restrictions. The restrictions generally applicable to the transfer of shares of Class C Common Stock discussed above will not apply under certain conditions, including, upon 10 days’ prior written notice to us, with respect to:

•	transfers to us;

•	gratuitous transfers to a spouse, immediate family member, or grandchild;

•	gratuitous transfers to a custodian, trustee, executor, or other fiduciary for the account of the holder’s spouse, immediate family member, or grandchild;

•	gratuitous transfers to a trust for the holder of the Class C Common Stock or charitable remainder trust;

•	transfers pursuant to the will of a holder of shares of Class C Common Stock or according to the laws of intestate succession; or

•
transfers by a holder of shares of Class C Common Stock to the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners), or to the estate of the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners).

The recipient of any shares of Class C Common Stock under any of the above scenarios will be subject to all applicable restrictions on shares of Class C Common Stock. The shares of Common Stock issuable upon conversion or redemption of the Class C Common Stock will not be subject to the restrictions on transfer under our Certificate of Incorporation and will be freely transferable (subject to restrictions under applicable securities laws). Our board of directors can also approve other transfers.
Redemption in Connection With an Initial Public Offering. After the consummation of an initial public offering, we may, in our sole discretion, on a date not later than 30 days following the closing of the initial public offering, redeem up to the lesser of $50 million or 30% of the capital raised in such initial public offering, net of underwriting discounts and commissions (the “Maximum Aggregate Redemption Amount”), of Class C Common Stock at a per share price equal to the initial public offering price per share, net of underwriting discounts and commissions. If we elect to redeem any of the Class C Common Stock pursuant to this provision, we must redeem it all if the redemption price for all outstanding shares would be less than the Maximum Aggregate Redemption Amount.
Automatic Conversion in Connection with Redemption. All shares of Class C Common Stock that are not redeemed in connection with an initial public offering as described above will automatically be converted into shares of Class B Common Stock as follows: each share of Class C Common Stock will convert into 0.25 shares of Class B-1 Common Stock, 0.25 shares of Class B-2 Common Stock, and 0.50 shares of Class B-3 Common Stock. In addition, if we do not initiate a redemption of the Class C Common Stock by 30 days following an initial public offering, each share of Class C Common Stock will automatically convert into 0.25 shares of Class B-1 Common Stock, 0.25 shares of Class B-2 Common Stock, and 0.50 shares of Class B-3 Common Stock.
Automatic Conversion Upon Certain Change in Control Events. Each share of Class C Common Stock will automatically convert into one share of Common Stock immediately prior to the consummation of a Change in Control.
Automatic Conversion into Class D Common Stock for Transfer Restriction Violations. If any shares of Class B Common Stock owned by a particular holder are automatically converted into shares of Class D Common Stock as a result of notice of conversion with a transfer restriction violation representation as discussed above, then each share of Class C Common Stock owned by the holder will also convert into one share of Class D Common Stock.

Conversion if We Elect Not to Effect an Initial Public Offering. In the event that we send notice to our stockholders stating that the board of directors has determined not to pursue an initial public offering, beginning 90 days thereafter, we may, in our sole discretion, elect to convert up to 20% of the Class C Common Stock then outstanding into Common Stock on a pro rata basis, with each such share of Class C Common Stock converting into one share of Common Stock. Each share of Class C Common Stock not so converted into Common Stock will automatically convert into 0.25 shares of Class B-1 Common Stock, 0.25 shares of Class B-2 Common Stock, and 0.50 shares of Class B-3 Common Stock.
No Optional Conversion of the Series C Common Stock. Holders of the Class C Common Stock have no optional conversion rights with respect to such shares.
Class D Common Stock
Except as provided below, the Class D Common Stock, none of which is presently issued or outstanding, generally has the same relative powers, preferences, limitations, and restrictions as the Common Stock.
Transfer Restrictions. Class D shares are non-transferable, subject to the exceptions discussed in the following paragraph.
Exceptions to the Transfer Restrictions. The restrictions generally applicable to the transfer of shares of Class D Common Stock discussed above will not apply under certain conditions, including, upon 10 days’ prior written notice to us, with respect to:

•	transfers to us;

•	gratuitous transfers to a spouse, immediate family member, or grandchild;

•	gratuitous transfers to a custodian, trustee, executor or other fiduciary for the account of the holder’s spouse, immediate family member, or grandchild;

•	gratuitous transfers to a trust for the holder of the Class D Common Stock or charitable remainder trust;

•	transfers pursuant to the will of a holder of shares of Class D Common Stock or according to the laws of intestate succession; or

•
transfers by a holder of shares of Class D Common Stock to the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners), or to the estate of the holder’s partners, members, or other equity owners (or retired partners, members, or other equity owners).

The recipient of any shares of Class D Common Stock under any of above scenarios will be subject to all applicable restrictions on shares of Class D Common Stock. The shares of Common Stock issuable upon conversion of the Class D Common Stock will not be subject to the restrictions on transfer under our Certificate of Incorporation and will be freely transferable (subject to restrictions under applicable securities laws). Our board of directors can also approve other transfers.
Optional Conversion into Common Stock. Each share of Class D Common Stock is convertible into one share of Common Stock on and after the twelve-month anniversary of the Trigger Date.
Optional Conversion Mechanics. A holder of shares of Class D Common Stock eligible for optional conversion into shares of Common Stock as described above, may elect to convert its shares of Class D Common Stock by notifying the custodian and transfer agent in writing of the election and submitting representations to the custodian that (i) the holder has complied with the applicable transfer restrictions for the 90 days prior to the date of the conversion notice and is not currently in violation of such transfer restrictions, and (ii) if the holder was a holder of Class B Common Stock on the Special Dividend Record Date (and the Special Dividend was declared and paid), the holder will return to us the full amount of the Special Dividend that such holder received. If the holder does not make the representations described above, then the custodian will not release such holder’s shares of Class D Common Stock for a period of 90 days after the date such conversion notice is deemed delivered, and then will release such shares only upon receipt from the holder of the representations described above.
Automatic Conversion Upon Certain Change in Control Events. Each share of Class D Common Stock will automatically convert into one share of Common Stock immediately prior to the consummation of a Change in Control.
Series B Preferred Stock
The description below provides a summary of certain material terms of the Series B Preferred Stock. Readers are encouraged to review our Form 8-Ks filed with the SEC incorporated by reference hereby, and the attachments thereto, for a fuller description of the various rights and privileges of the holders of our Series B Preferred Stock:
Dividends. Dividends on the Series B-1 and Series B-2 Preferred Stock are cumulative and accrue from the issue date and compound quarterly at the rate of 8% of the issue price per year, payable quarterly in arrears. Dividends on the Series B-3 Preferred Stock are cumulative and accrue from the issue date and compound quarterly at the rate of 5.65% of the issue price per year, and are payable quarterly in arrears. Subject to certain dividend rights and restrictions, no dividend may be paid on any capital stock of the Company during any fiscal year unless all accrued dividends on the Series B Preferred Stock have been paid in full, except for dividends on shares of voting Common Stock. In the event that any dividends are declared with respect to the voting Common Stock or any junior ranking securities, the holders of the Series B Preferred Stock are entitled to receive additional dividends over the stated 8% dividend.

Redemption upon Demand. At any time after July 24, 2019 (with respect to the Series B-1 Preferred Stock and Series B-2 Preferred Stock) or after February 2, 2023 (with respect to the Series B-3 Preferred Stock), or at any time in the event certain defaults have occurred if at least 85% of the holders choose, each holder of Series B Preferred Stock may require the Company to redeem, out of legally available funds, the shares of Series B Preferred Stock held by such holder at a price (the

“Redemption Price”) equal to the greater of (i) with respect to the Series B-1 Preferred Stock and Series B-2 Preferred Stock, 150% of the sum of the original price per share of each share of such stock, and with respect to the Series B-3 Preferred Stock, 145% of the sum of the original price per shares of such stock, plus all accrued and unpaid dividends on such stock or (ii) the sum of the tangible book value of the Company per share of voting Common Stock plus all accrued and unpaid dividends on such shares of Series B Preferred Stock held by the holders of such shares, as of the date of redemption. Such events of default may include default on debt or non-appealable judgments against the Company in excess of certain balances, failure to comply timely with the Company’s reporting obligations under the Exchange Act, or proceedings or investigations against the Company relating to any alleged noncompliance with certain regulations. The current Redemption Price would be approximately $[•] million.

Optional Redemption. If at any time a holder holds less than 15% of the number of shares of Series B Preferred Stock originally issued to it (subject to adjustment), the Company may elect to redeem all shares of Series B Preferred Stock held by such holder at a price equal to the greater of (i) 150% of the sum of (x) the original price per share, plus (y) any accrued and unpaid dividends, whether or not declared, until redeemed, and (ii) the sum of (x) the book value per share as of the date of such redemption, plus (y) any accrued and unpaid dividends, whether or not declared, until redeemed, with a 30-day notice given by the Company.

Liquidation Preference. Upon a “deemed liquidation event” of the Company, before any payment or distribution is made to or set apart for the holders of any junior ranking securities, the holders of shares of Series B Preferred Stock will be entitled to receive a liquidation preference of 150% of the sum of the original issue price plus all accrued and unpaid dividends, subject to other provisions. Holders of the Series B-3 Preferred Stock are entitled to receive a liquidation preference of 145% of the sum of the original price per share of Series B-3 Preferred Stock plus all accrued and unpaid dividends in accordance with the Series B Certificate of Designation.

Conversion. Each share of Series B Preferred Stock is convertible at any time by any holder thereof into a number of shares of Common Stock initially equal to the sum of the original price per share of Series B Preferred Stock plus all accrued and unpaid dividends, divided by the conversion price then in effect. The initial conversion price is equal to the original price per share of Series B Preferred Stock, subject to adjustment. However, all issued and outstanding shares of Series B Preferred Stock will automatically convert into shares of Common Stock at the conversion price then in effect upon the closing of a sale of shares of Common Stock at a price equal to or greater than 2.25 times the original price per share of the Series B Preferred Stock, subject to adjustment, in a firm commitment underwritten public offering and the listing of the Common Stock on a national securities exchange resulting in at least $75.0 million of gross proceeds. At December 31, 2017, the 8.2 million shares of Series B Preferred Stock are convertible into 8.2 million shares of Common Stock.
Voting Rights. Holders of Series B Preferred Stock are entitled to vote on an as-converted basis on all matters on which holders of voting Common Stock are entitled to vote. For so long as each initial purchaser of the Series B Preferred Stock holds 50% or more of the number of shares of Series B Preferred Stock it was issued on the original issuance date of the Series B Preferred Stock, the holders of such stock, each voting as a single class, are each entitled to vote for the election of one member of the board of directors (Series B Directors). In addition, for so long as either of the initial purchaser of the Series B Preferred Stock holds 50% or more of the number of shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, respectively, issued to such person on the original issuance date of the Series B Preferred Stock, the holders of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, by majority vote of the holders of each such series of Series B Preferred Stock, are entitled to vote for the election of one additional independent member of the board of directors. Holders of Series B-3 Preferred Stock have certain director election rights as well.

Investment Committee. The Series B Directors, along with the Company’s Chief Executive Officer (if then serving as a director of the Company), serve as members of the Investment Committee of the Company’s board of directors (the "Investment Committee"). The Investment Committee assists the board of directors with the evaluation of the Company’s investment policies and strategies.

Required Liquidation. Under the Series B Certificate of Designation, if at any time we are not in compliance with certain of our obligations to the holders of the Series B Preferred Stock and we fail to pay (i) full dividends on the Series B Preferred Stock for two consecutive fiscal quarters or (ii) the Redemption Price within 180 days following the later of (x) demand therefore resulting from such non-compliance and (y) July 24, 2019, unless a certain percentage of the holders of the Series B Preferred Stock elect otherwise, we will be required to use our best efforts to commence a liquidation of the Company.

Other Restrictive Covenants. The Series B Certificate of Designation also contains certain restrictive covenants, which require the consent of a certain percentage of the holders of the Series B Preferred Stock as a condition to us taking certain actions, including without limitation the following: limit the amount of our operating expense or capital expenditure in excess of budgeted amounts; sell, encumber or otherwise transfer certain assets, unless approved in our annual budget subject to certain exceptions; dissolve, liquidate or consolidate our business; enter into any agreement or plan of merger or consolidation; engage in any business activity not related to the ownership and operation of mortgage loans or real property; hire or terminate certain key personnel or consultants; bankruptcy of a subsidiary; default on debt over certain thresholds that entitle the creditor to accelerate repayment; judgments against the Company over $2.0 million that are not timely cured or appealed; failure to file timely with the SEC; or commencement of legal proceedings or investigations in conjunction with noncompliance with regulations. Under the Series B Certificate of Designation for the Series B Preferred Shares, we cannot exceed 103% of the aggregate line item expenditures in our annual operating budget approved by the holders of the Series B Preferred Stock without their prior written approval.

In the Investment Agreement, the Company agreed to: (i) take all commercially reasonable actions as are reasonably necessary for the Company to be eligible to rely on the exemption provided by the “Real Estate Exemption” found in Section 3(c)(5)(C) of the Investment Company Act and to use its best efforts to remain eligible to rely on that exemption at all times thereafter; and (ii) within five (5) days of filing a quarterly or annual report with the SEC, deliver to Juniper and JPM Funding a written statement setting forth in reasonable detail the information and calculations reasonably necessary for Juniper and JPM Funding to determine whether the Company is then in compliance with the Real Estate Exemption or in the event the Company is not then in compliance, cause to be delivered to Juniper and JPM Funding a written opinion of the Company’s outside legal counsel that the Company is not an investment company as defined in Section 3(a)(1) of the Investment Company Act without relying on an exclusion from the definition of “investment company” in Section 3(b) or Section 3(c) of the Investment Company Act or an exclusion in any rule promulgated under the Investment Company Act. The Investment Agreement further provides that the Company may not take any action, the result of which would reasonably be expected to cause the Company to become ineligible for the Real Estate Exemption without the prior written consent of Juniper and JPM Funding. The Company further agreed to refrain from taking certain actions prohibited by Section 13 of the BHCA, and the rules and regulations adopted thereunder, until such time as JPM Funding determines, in its sole discretion, that JPM Funding could not be deemed to be an affiliate of the Company for purposes of the BHCA. In the event JPM Funding determines, in its sole discretion, that the Company violates any of the above covenants, and that violation is not cured within the period of time specified in the Investment Agreement, Juniper and JPM Funding have the right to demand that the Company purchase all of their Series B Preferred Shares at the Required Redemption Price as set forth in the Certificate of Designation.

Series A Preferred Stock
The description below provides a summary of certain material terms of our Series A Preferred Stock. The ensuing description is qualified in its entirety by reference to the text of the Series A Certificate of Designation which is attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 4, 2018 and incorporated by reference.
Ranking. The Series A Preferred Stock shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to all other classes or series of shares of the Company’s preferred and common stock and to all other equity securities issued by the Company from time to time (collectively referred to herein as the “Junior Securities”).

Dividends. Dividends on the Series A Preferred Stock are cumulative and accrue from the issue date at the rate of 7.5% of the issue price per year, payable quarterly in arrears on or before the last day of each calendar quarter. If any dividends or other amounts treated for U.S. federal income tax purposes as distributions with respect to the Series A Preferred Stock (“Distributions”) paid to a person treated as a corporation for U.S. federal income tax purposes that holds Series A Preferred Stock (a “Corporate Holder”) do not qualify in whole or in part for the benefit of the dividends received deduction (the “DRD”) under Section 243 of the Internal Revenue Code of 1986, as amended (the “Code”) because the Company does not have sufficient earnings and profits for U.S. federal income tax purposes with respect to all or a portion of such Distributions, then the Company shall make an additional distribution to such Corporate Holder as described in the Certificate of Designation of Series A Senior Perpetual Preferred Stock (the “Certificate of Designation”), but effectively in an amount equal to the tax benefit that would have otherwise been received by the Corporate Holder if the Distribution did qualify for the DRD (the “DRD Gross-Up Distribution”). If a Corporate Holder receives any dividend, Distribution (including any DRD Gross-Up Distribution) or other payment treated as a dividend under the Code that constitutes in whole or in part an “extraordinary dividend” under Section 1059(c)(1) of the Code or would otherwise be subject to Section 1059 of the Code (an “Extraordinary Dividend”), then the Company shall make an additional distribution to such Corporate Holder as described in the Certificate of Designation, but effectively in an amount equal to the tax benefit that would have otherwise been received by the Corporate Holder if the dividend, Distribution or other payment did not constitute an Extraordinary Dividend under Section 1059 of the Code (the “Section 1059 Gross-Up Distribution”). No Section 1059 Gross‑Up Distribution shall be payable with respect to any dividend or distribution paid after the second (2nd) anniversary of the initial issuance of the Series A Preferred Stock to any Corporate Holder other than JPM Funding. The Company may elect to pay a DRD Gross-Up Distribution or a Section 1059 Gross‑Up Distribution either in additional shares of Series A Preferred Stock having an aggregate Face Value equal to such DRD Gross-Up Distribution or Section 1059 Gross‑Up Distribution, respectively, or in cash, except that in connection with or following the disposition of the Series A Preferred Stock by such Corporate Holder, such payments shall be made in cash.

Liquidation Preference. Upon a Liquidation Event or a Deemed Liquidation Event of the Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Securities, holders of Series A Preferred Stock will be entitled to receive a liquidation preference equal to the sum of the face value of the Series A Preferred Stock plus all accrued and unpaid dividends.

Company Call Right. On or after the fifth (5th) anniversary of the original issue date of the Series A Preferred Stock (the “Redemption Date”), the Company may elect to redeem, at any time, all but not less than all of the shares of Series A Preferred Stock for cash at a price (the “Redemption Price”) equal to the sum of the Face Value of the Series A Preferred Stock plus all accrued and unpaid dividends thereon.

Holder Put Right. On or after the Redemption Date, each holder of Series A Preferred Stock may, at any time, require the Company to redeem all but not less than all of the shares of Series A Preferred Stock held by such holder for cash at the Redemption Price.

Acceleration of Put Right. If the Company is required to redeem any shares of Junior Securities as a result of a noncompliance event pursuant to the terms of (A) the Series B Certificate of Designation or (B) the Investment Agreement (each, a “Put Acceleration Event”), the Company shall promptly notify the holders of the Series A Preferred Stock in writing of such requirement (“Acceleration Notice”), and each Holder may elect, by delivering a Put Notice to the Company within 180 days of receipt of such Acceleration Notice, to exercise the Put Right as if the date of such occurrence were the Redemption Date.

Voting Rights. The holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Company for a vote.

Consent Rights. So long as there are at least 11,000 shares of the Series A Preferred Stock outstanding, consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to (i) alter any provision of the Certificate of Incorporation, the bylaws or the Series B Certificate of Designation, of the Company, to the extent such alteration would adversely alter the rights, preferences, privileges or powers of or restrictions on the Series A Preferred Stock or (ii) authorize or create (by reclassification or otherwise) any new class or series of equity securities, or securities convertible, exercisable or exchangeable for any equity securities, having rights, preferences or privileges with respect to dividends or liquidation senior to or on a parity with the Series A Preferred Stock.

Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, with certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date on which the person becomes an interested stockholder, unless (i) prior to the time that the stockholder becomes an interested stockholder, the board of directors approves the transaction which resulted in the stockholder becoming an interested stockholder or the business combination, (ii) upon consumption of the transaction which resulted in the stockholder becoming an interested stockholder the stockholder owned at least 85% of the voting stock of the corporation outstanding when the transaction commenced (excluding shares held by directors who are also officers or held in certain employee stock plans), or (iii) at or subsequent to the time the stockholder becomes an interested stockholder, the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). Section 203 defines “business combination” to include, among other things and subject to certain exceptions:
(1)any merger or consolidation involving the corporation or a majority-owned subsidiary of the corporation and the interested stockholder;
(2)any sale, transfer, pledge, or other disposition of 10% or more of the consolidated assets of the corporation or a majority-owned subsidiary of the corporation involving the interested stockholder;
(3)any transaction that results in the issuance or transfer by the corporation or a majority-owned subsidiary of the corporation of any stock of the corporation or such subsidiary to the interested stockholder;
(4)any transaction involving the corporation or a majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or such subsidiary or securities convertible into such class or series beneficially owned by the interested stockholder; or
(5)the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or a majority-owned subsidiary of the corporation.
In general, Section 203 defines an “interested stockholder” as any person who beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination.

The DGCL contains provisions enabling a corporation to avoid the restrictions of Section 203 if stockholders holding a majority of the corporation’s voting stock approve an amendment to the corporation’s certificate of incorporation or bylaws to avoid the restrictions. We have not and do not currently intend to elect out of the application of Section 203 of the DGCL.
Certificate of Incorporation and Bylaws
Various provisions of Delaware law, our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders. Our certificate of incorporation and bylaws permit stockholder action by written consent. Our bylaws also provide that, with certain exceptions, special meetings of our stockholders may be called only by our board of directors, our chief executive officer, or our president. In addition, stockholders owning 10% or more of our outstanding stock entitled to vote at such meeting may request that a special meeting of stockholders be called by the board of directors. Our board of directors may postpone or reschedule any previously scheduled special meetings.
Bylaw Provision to Protect Built-In Tax Losses. Our bylaws provide for certain transfer restrictions that are intended to allow us to preserve and utilize our built-in tax losses. Pursuant to our bylaws, as so amended, holders may not transfer or agree to transfer certain of our securities prior to the date that our board of directors determines that these restrictions are no longer in the best interest of us and our shareholders, if, as a result of the transfer or series of related transfers, either any person or group becomes a 5% shareholder or the percentage stock ownership interest in the Company of a 5% shareholder is increased.  Restricted transfers include offers, sales, contracts to sell, pledges, and the creation or grant of an option, warrant or right with respect to the securities.  Securities that are subject to these restrictions include shares of voting Common Stock, preferred stock, warrants, rights and options to purchase stock and certain debt securities, including convertible debt.  Certain transfers are allowed, including transfers pursuant to transactions that are approved in advance by our board of directors.  In addition, a holder may seek approval of the board of directors prior to any transfer and may be required to provide an opinion of counsel relating to the tax effects of the transfer.  If a transfer is made in violation of these provisions, the holder of the securities subject to the prohibited transfer (“Excess Shares”) will not be entitled to any of the rights of shareholders with respect to such securities, including the right to vote such securities or dividends or to receive distributions with respect to such securities. The holder may be required to transfer such Excess Shares and any prohibited distributions previously received to an agent who will sell the shares on behalf of the holder to a buyer or buyers, who may include the Company, in one or more arm’s length transactions.  If the holder has previously sold the Excess Shares, it may be required to pay over the proceeds and prohibited distributions to the agent.  The agent will retain a portion of such proceeds for its costs and expenses and remit a portion to the holder up to the amount the holder originally paid for the Excess Shares or the fair market value of such shares on the day prior to the prohibited transaction.  A holder is required to notify us if it acquires securities in excess of the above limits.
The foregoing description of certain provisions of our bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the bylaws, a copy of which is filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on January 15, 2013 and the First Amendment to the Third Amended and Restated Bylaws which is filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on February 12, 2018.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or nominate persons for election as directors at an annual meeting of stockholders, and who are entitled to vote at such meeting, must provide timely notice of their proposal in writing to the corporate secretary. With certain exceptions, a stockholder’s notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after the anniversary date, or if no annual meeting was held in the preceding year, then notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is first made. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Stockholder Voting Procedures. Our certificate of incorporation and bylaws provide that at every meeting of stockholders, each holder of our Voting Common Stock is entitled to one vote in person or by proxy for each share of Voting Common Stock registered in the name of such stockholder. Except as otherwise required by the DGCL, the holders of Voting Common Stock vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Voting Common Stock. In addition, a stockholder may only nominate for election to our board of directors a person for whom such stockholder is entitled (but not obligated) to vote in the election. In addition, our bylaws provide that voting at our stockholder meetings need not be by written ballot unless the chairman of the meeting or our board of directors so directs. Directors are elected at annual meetings of our stockholders, at such time and place as designated by our board of directors, except that our board of directors may determine that the meeting may be held by remote communication as authorized by the DGCL.
Our bylaws provide that at all stockholder meetings for the election of directors at which a quorum is present, each director shall be elected by the vote of a plurality of votes cast. In addition, a stockholder may only nominate for election to our board of directors a person for whom such stockholder is entitled (but not obligated) to vote in the election. Generally, unless otherwise required by the DGCL, our certificate of incorporation, any certificate of designation for Preferred Stock, or our bylaws, the affirmative vote of a majority of votes cast by stockholders entitled to vote will be the vote of our stockholders. Where a separate vote by class or classes is required, the affirmative vote of the votes cast by such class or classes shall be the act of such class or classes, unless otherwise required by the DGCL, our certificate of incorporation, any certificate of designation for Preferred Stock, or our bylaws.
List of Stockholders Entitled to Vote. A complete list of our stockholders entitled to vote at a meeting is open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, except when the record date for determining our stockholders entitled to vote is less than 10 days before the meeting date, in which case the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. This list presumptively determines the identity of stockholders entitled to vote at the meeting and the number of shares owned by each of them.
Proxy Voting. In connection with stockholder voting by proxy, our bylaws provide that no proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any revocable proxy by attending a meeting and voting in person, by filing an instrument in writing that revokes the proxy or by filing another duly executed proxy bearing a later date with our Secretary.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly address cumulative voting.
Limits on Ability of Stockholders to Elect and Remove Directors. Subject to the rights of holders of any one or more series of Preferred Stock outstanding and to certain other exceptions, our board of directors has the sole right to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors. In addition, directors may only be removed by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock entitled to elect such director or directors, voting together as a single class.
Whenever the holders of any class of stock or series thereof are entitled by the certificate of incorporation or the certificate of designation establishing the rights, designations, powers, preferences, and privileges of any series of Preferred Stock, to elect one or more directors, vacancies and newly created directorships of such class or classes or series shall be filled by, and only by, the affirmative vote of a plurality of the holders of the applicable class or series of stock, voting exclusively and as a single class.
Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director, except for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.
Our bylaws provide that, with certain exceptions, we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
Except as described in our filings with the SEC under the Exchange Act, there is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought. We have purchased a policy insuring the corporation against damages for claims against our directors and officers.
Authorized But Unissued Shares. Our authorized but unissued shares of any class or series of common securities and Preferred Stock will be available for future issuance without the approval of holders of common securities. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, and employee benefit plans.
Majority Requirement for Amendment of Bylaws. Under our certificate of incorporation and bylaws, subject to the rights of holders of any series of Preferred Stock to approve certain amendments, modifications or the repeal of our bylaws, amending our bylaws by stockholder action requires the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Our board of directors also has the ability to amend the bylaws without stockholder consent, subject to the rights of holders of any series of Preferred Stock to approve certain amendments, modifications or the repeal of our bylaws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
IN ACCORDANCE WITH U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE INTERNAL REVENUE SERVICE, PROSPECTIVE INVESTORS ARE HEREBY INFORMED THAT THE DESCRIPTION OF TAX CONSEQUENCES SET FORTH BELOW (AND ELSEWHERE IN THIS OFFERING MEMORANDUM) IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER. THE DESCRIPTION HAS BEEN WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE NOTES. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
The following discussion describes the material U.S. federal income tax considerations relating to the exchange of the Old Notes for New Notes, and the ownership and disposition of the New Notes. This information is based on the Code, current, temporary, and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in these discussions which do not bind the IRS or the courts, and that a court could agree with the IRS.
Because this discussion addresses only the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of the New Notes, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a cooperative, a regulated investment company, a financial institution, an insurance company, a holder of our notes or shares through a partnership or similar pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local, or non-U.S. tax considerations;

•	this summary deals only with notes that are held as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as tax advice.

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of our note on your individual tax situation, including any state, local or non-U.S. tax consequences.
As used herein, the term “U.S. holder” means any beneficial owner of a note for U.S. federal income tax purposes that is:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States,

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of a note, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Persons that have an indirect interest in the notes through an entity treated as a partnership for U.S. federal income tax purposes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes.
The Company does not provide tax advice and each shareholder’s final tax basis may be unique to each member/shareholder based on their individual tax elections and circumstances.
Holders of Old Notes Who Do Not Participate in the Exchange Offer
The Exchange Offer will not be a taxable event for U.S. federal income tax purposes for a U.S. holder of Old Notes who does not exchange its Old Notes for New Notes pursuant to the Exchange Offer. Such U.S. holders of Old Notes generally will recognize income in respect of the Old Notes at the same time and in the same amounts as they would have recognized had the Exchange Offer not occurred.
U.S. Holders Who Participate in the Exchange Offer
Application of Modification Regulations to the Exchange Offer. The exchange of Old Notes for New Notes should be analyzed as if the exchange were simply a modification of the Old Notes.

Under general principles of U.S. federal income tax law, the modification of a debt instrument can give rise to a taxable exchange under Section 1001 of the Code upon which gain or loss is realized if the modified debt instrument differs materially either in kind or extent from the original debt instrument. In this regard, governing Treasury regulations (the “Modification Regulations”) provide that, as a general rule, a taxable exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument collectively, the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant (a “significant modification”). The Modification Regulations state that they can apply to any modification of a debt instrument, regardless of the form of the modification, including an exchange of a new debt instrument for an existing debt instrument. Therefore, the Modification Regulations are relevant in determining the consequences of an exchange of Old Notes for New Notes.
Under the Modification Regulations, a change in yield of a debt instrument is a significant modification if the yield of the modified debt instrument varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield on the unmodified instrument. For this purpose, the yield of the modified debt instrument is the annual yield of a debt instrument with (i) an issue price equal to the adjusted issue price of the unmodified debt instrument on the date of the modification, increased by any accrued but unpaid interest, and decreased to reflect payments made to the holders as consideration for the modification and (ii) payments equal to the payments on the modified debt instrument from the date of the modification. The Modification Regulations further provide that a change in the timing of payments due under a debt instrument is a significant modification if it results in the material deferral of scheduled payments, which depends on all the facts and circumstances. The Modification Regulations provide in this respect a safe harbor under which a deferral of one or more scheduled payments within the safe harbor period, which is the lesser of 5 years or 50 percent of the original term of the instrument, is not a material deferral if the deferred payments are unconditionally payable no later than the end of the safe harbor period.
We believe that the exchange of the Old Notes for New Notes resulted in a change in yield that is a significant modification under the Modification Regulations. We also believe that the exchange of the Old Notes for New Notes resulted in a deferral of principal payments on the Old Notes which exceeds the safe harbor period and should be a significant modification under the Modification Regulations. Therefore, although the IRS could take a contrary position, we expect that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will result in a taxable exchange under the Code.
Accordingly, we believe the tax consequences described below apply to such exchange. If, contrary to this conclusion, the exchange of Old Notes for New Notes did not result in a significant modification under the Modification Regulations, the exchange would not constitute a taxable exchange under the Code in which the holder realized gain or loss. In that case, the holder of the New Notes would, with respect to those New Notes, have the same adjusted tax basis and holding period as that holder had with respect to the Old Notes, and continue to account for any non-de minimis original issue discount, market discount or amortizable bond premium as was the case with respect to the Old Notes. Holders are urged to consult with their tax advisors with respect to the application of the Code’s Modification Regulations to their particular circumstances.

Taxation of U.S. Holders upon the Exchange. We believe that the exchanges of Old Notes for New Notes should constitute taxable exchanges under Section 1001 of the Code. In general, an exchange of Old Notes for New Notes would be a taxable event unless the Code explicitly prevented recognition of any gain or loss realized (e.g., if the exchange was a recapitalization under the Code as discussed below). In order for the exchange of the Old Notes for New Notes to qualify as a recapitalization under Section 368(a)(1)(E) of the Code, the Old Notes and the New Notes must be “securities” under the relevant provisions of the Code.
Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. The Old Notes have a term of 5 years and the New Notes have a term of 3 years and thus, based on their term to maturity and other features, may not constitute securities for U.S. federal income tax purposes, although the IRS may take a contrary position.
Assuming the exchange does not qualify for treatment as a tax-free recapitalization, a U.S. holder would recognize gain or loss for U.S. federal income tax purposes upon the exchange in an amount equal to the difference between (i) the “issue price” of the New Notes received in exchange for the Old Notes and (ii) the holder’s adjusted tax basis in the Old Notes on the date of the exchange. A U.S. holder’s adjusted tax basis in the Old Notes generally will equal the amount paid therefor, increased by market discount or original issue discount (“OID”), if any, previously taken into account by the holder, and reduced by any amortizable bond premium previously amortized by the holder and any payments on the Old Notes other than payments of qualified stated interest. As stated below (see “— Issue Price of the New Notes”), we believe, and intend to take the position that, the Old Notes are not, and the New Notes will not be, traded on an established securities market and, as a result, the “issue price” of the New Notes will be their “stated redemption price at maturity” which is equal to their principal amount. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the Old Notes to, and accrued and untaxed interest as of, the date of the exchange, such gain or loss generally would be long-term capital gain or loss if the holder held the Old Notes for more than one year on the date of the exchange. Non-corporate U.S. holders generally are subject to reduced rates of U.S. federal income taxation on net long-term capital gains.
Issue Price of the New Notes. Under the OID provisions of the Code, the New Notes will be treated as debt instruments issued for property (i.e., the Old Notes). The determination of the “issue price” of the New Notes, which constitutes the amount realized on the exchange as described above, and is also relevant in determining whether there is any OID on the New Notes, will depend, in part, on whether the New Notes or the Old Notes for which the New Notes are exchanged, were traded on an “established market” at any time during the 60-day period ending 30 days after the date of the completion of the Exchange Offer. In general, a debt instrument (or the property exchanged therefor) will be treated as traded on an established market if (a) it is listed on (i) the New York Stock Exchange, (ii) certain qualifying interdealer quotation systems or (iii) certain qualifying foreign securities exchanges; (b) it appears on a system of general circulation that provides a reasonable basis to determine fair market value; or (c) subject to certain limitations, price quotations are readily available from dealers, brokers or traders; for this purpose a debt instrument is not considered to be described under this section (c) if no other outstanding debt instrument of the issuer (or of any person who guarantees the debt instrument) is described under sections (a) or (b).
If the New Notes or the Old Notes are properly treated as “publicly traded” under relevant Treasury Regulations, the issue price of the New Notes for purposes of the OID provisions of the Code would be their fair market value at the time of issuance, if the New Notes are publicly traded, or the fair market value of the Old Notes, if the New Notes are not publicly traded but the Old Notes are publicly traded. In either of such two cases, such issue price would also be the amount realized on the exchange of the Old Notes for New Notes. If neither the Old Notes nor the New Notes are properly treated as publicly traded, the issue price of the New Notes would be the stated redemption price at maturity of the New Notes assuming that the New Notes provide adequate stated interest, which is the case if the stated principal amount is less than or equal to the imputed principal amount, determined by suing a net present value of all future payments at the applicable federal rate as a discount factor. Thus, there would be no OID on the New Notes. We believe, and will take the position, that neither the Old Notes nor the New Notes will be treated as publicly traded.
Market Discount and Accrued But Untaxed Interest. If a holder had accrued and unrecognized market discount on its Old Notes (that is, a discount representing more than a de minimis difference between the holder’s tax basis in its Old Notes and their stated redemption price at maturity) or accrued interest on the Old Notes that had not been previously included in the holder’s gross income for U.S. federal income tax purposes, the gain, if any, recognized on the exchange of Old Notes up to the amount of such accrued market discount and accrued interest would be treated as ordinary income and would not receive capital gain treatment. Accrued market discount generally equals a ratable portion of the Old Note’s market discount, based on the number of days the holder held the Old Note at the time of such disposition, as a percentage of the number of days from the date the holder acquired such Old Note to its date of maturity. Holders who acquired their Old Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules of the Code to a tender of the Old Notes pursuant to the Exchange Offer.
Taxation of U.S. Holders of Notes
Scope of Discussion. This general discussion of certain U.S. federal income tax consequences applies to you if you are a U.S. holder that holds the New Notes as capital assets for U.S. federal income tax purposes. We expect, and therefore this discussion assumes, that the New Notes will be treated as issued without original issue discount, or OID, for U.S. federal income tax purposes. If, however, the New Notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess in income as OID, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.
Payments of Stated Interest. Stated interest on a note generally will be included in the income of a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s regular method of tax accounting.
Market Discount. Although not expected to be relevant, if a U.S. holder purchases a note after original issue for an amount that is less than its principal amount, then the U.S. holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (one-fourth of one percent of the principal amount of the note times the number of complete years to maturity after the U.S. holder acquires the note).
Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, repurchase, retirement, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.
A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer.
A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest income for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.
Amortizable Bond Premium. Although not expected to be relevant, if a U.S. holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such U.S. holder will be considered to have purchased the debt instrument with “amortizable bond premium.” In the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, then the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. holder’s “adjusted acquisition price,” which is an amount equal to the U.S. holder’s basis in the debt instrument (as determined under the applicable Treasury regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.
A U.S. holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.
Election to Include All Interest in Income Using a Constant Yield Method. All U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.
Sale, Repurchase, Redemption, or Exchange of Notes. A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, repurchase, redemption or exchange. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S. holder (other than proceeds attributable to accrued but unpaid stated interest) and the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in taxable income. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder, increased by any market discount the U.S. holder has included in income, and decreased by the amount of any payments, other than qualified stated interest payments, received under the note and amortizable bond premium taken with respect to such note. The gain or loss recognized by a U.S. holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.
Applicability of Medicare Contribution Tax. The Code imposes a 3.8% Medicare contribution tax on unearned income of certain U.S. individuals, estates and trusts. For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly). Net investment income includes interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income.
Taxation of Non-U.S. Holders of Notes
Scope of Discussion. This general discussion of certain U.S. federal income tax consequences applies to you if you are a non-U.S. holder that acquires New Notes as capital assets for U.S. federal income tax purposes.
Payments of Interest. Generally, payments of interest (including OID, if any) on the New Notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and will not be subject to U.S. federal income or withholding tax provided such interest is not effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder and:

•
such non-U.S. holder does not actually or by attribution (including treating the notes owned by such holder as common stock on an as-converted basis) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;

•	such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•	the certification requirements, as described below, are satisfied.
To satisfy the certification requirements referred to above, either (i) the beneficial owner of a note must certify, under penalties of perjury, to the relevant withholding agent that such owner is a non-U.S. person and must provide such owner’s name and address or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, referred to as a “financial institution,” and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the relevant withholding agent that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN, under penalties of perjury, that it is a non-U.S. person and provides its name and address or any financial institution holding the note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). Special certification rules apply for notes held by foreign partnerships and other intermediaries.
If interest on the note is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed in the next sentence are met), will generally be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder. In order to claim an exemption from withholding tax, such a non-U.S. holder will be required to provide us with a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-U.S. person and the interest is effectively connected with the holder’s conduct of a U.S. trade or business and is includible in the holder’s gross income. In addition, if such non-U.S. holder engaged in a U.S. trade or business is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Interest on notes not effectively connected with a U.S. trade or business and not excluded from U.S. federal withholding tax under the “portfolio interest” exception described above generally will be subject to withholding at a 30% rate, except where a non-U.S. holder is entitled to the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and provides the relevant withholding agent with a properly executed IRS Form W-8BEN.
Sale, Repurchase, Redemption, or Exchange of the Notes. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a repurchase or redemption) of a note (or the exchange of common shares for notes pursuant to the exchange offer) unless:

•
gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains; or

•
the notes constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act, which we refer to as FIRPTA. The notes will not constitute a U.S. real property interest for purposes of FIRPTA.

Taxation of Tax-Exempt Holders
Provided that a tax-exempt holder has not held its securities as “debt financed property” within the meaning of the Code, the income from us will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of a security will not constitute UBTI unless the tax-exempt holder has held its security as debt financed property within the meaning of the Code or has used the security in a trade or business. However, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17), and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our securities will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax exempt holders are urged to consult their own tax advisors concerning these “set aside” and reserve requirements.
Backup Withholding Tax and Information Reporting
U.S. Holders. In general, information-reporting requirements will apply to payments of interest and payments of the proceeds of the sale of our notes to some holders, unless an exception applies.
The payor is required to withhold tax on such payments at the current rate if (a) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect.
In addition, a payor of interest on our securities discussed herein will be required to withhold tax if (a) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (b) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.
Some security holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
The payor will be required to furnish annually to the IRS and to holders of our securities information relating to the amount of interest paid on our securities, and that information reporting may also apply to payments of proceeds from the sale of our securities. Some holders, including corporations, financial institutions, and certain tax-exempt organizations, are generally not subject to information reporting.
Non-U.S. Holders. Generally, information reporting will apply to payments of interest on our notes, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The payment of the proceeds from the disposition of one of our notes to or through the U.S. office of a U.S. or foreign broker or through certain U.S.-related foreign financial intermediaries will be subject to information reporting and backup withholding as described above for U.S. holders, unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption.
Applicable Treasury regulations provide presumptions regarding the status of holders of our securities when payments to the holders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.
State and Local Taxes
We and the holders of our securities may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of the holders of our securities may not conform to the federal income tax treatment discussed above. We urge prospective investors to consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the exercise of subscription rights to acquire the notes by an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, individual retirement account, or other arrangement that is subject to Section 4975 of the Code, or provisions of any federal, state, local, non-U.S., or other laws, rules, or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered under ERISA, the Code or any applicable Similar Law to constitute the assets of any such plan, account or arrangement. Each of the foregoing is referred to as a “Plan.” Certain provisions of this summary will also be relevant to the ownership by a Plan of the Series A Preferred Stock into which the notes may be converted and the Common Stock into which the Series A Preferred Stock may be converted.
General Fiduciary Matters
ERISA and the Code impose certain duties on any person who is a fiduciary of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and any of its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment of the assets of any Plan in a note, a fiduciary of the Plan should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any applicable Similar Law, including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit an ERISA Plan from engaging in certain specified transactions involving plan assets with any person or entity that is a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of a note by an ERISA Plan with respect to which we or any of our affiliates is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of a note (or any security into which a note may be converted). These class exemptions include, without limitation, PTCE 84-14 relating to transactions involving plans whose assets are managed by a qualified professional asset manager (QPAM), PTCE 90-1 relating to certain acquisitions and/or holdings by insurance company pooled separate accounts, PTCE 91-38 relating to transactions by bank collective investment funds, PTCE 95-60 relating to life insurance company general account assets, and PTCE 96-23, relating to transactions determined by in-house asset managers. In addition to the foregoing, the Pension Protection Act of 2006 provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction. There can be no assurance that any or all of the conditions of any exemption referred to above will be satisfied.
Other Plans, including governmental and church plans, that are subject to Similar Law may be subject to similar requirements under any applicable Similar Law.
Because of the foregoing, a note should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding of the note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or violation of any applicable Similar Law.
Plan Assets
ERISA and regulations promulgated under ERISA by the United States Department of Labor (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by ERISA Plans is not “significant” or that the entity is an “operating company” (as defined in the Plan Asset Regulations). For these purposes, equity participation in an entity by ERISA Plans will not be significant if they hold, in the aggregate, less than 25% of the total value of any class of such entity’s equity interests, excluding equity interests held by persons (other than ERISA Plans) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. At any time when the equity interests in the Company are not “publicly-offered securities” within the meaning of the Plan Asset Regulations, absent satisfaction of another exception under ERISA and the Plan Asset Regulations, if equity participation by ERISA Plans in the Company is significant, the Company will be considered to hold plan assets of such ERISA Plans to the extent of the percentage of the equity interests in the Company that are held by the ERISA Plans. For purposes of the Plan Asset Regulations described above, the purchase of a note is not considered the purchase of an equity interest rather than the purchase of an interest in debt only if the notes are treated as indebtedness under applicable local law and they have no substantial equity features.
If the assets of the Company were to be treated as including plan assets of any ERISA Plan, this would result, among other things, in (i) the application of the prudence, diversification, delegation of control and other fiduciary responsibility standards of ERISA to transactions entered into by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute prohibited transactions under ERISA and the Code, which, absent an exemption, could restrict the Company from entering into an otherwise favorable transaction. If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In addition, the party in interest or disqualified person that has participated in the non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. These excise taxes, penalties and liabilities could be substantial.
The Company believes that the notes should be treated as indebtedness rather than as equity for purposes of the Plan Asset Regulations and, therefore, the Plan Asset Regulations should not be applicable to the purchase of the notes by an ERISA Plan.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries and other persons considering acquiring a note (or any security into which a note may be converted) on behalf of, or with the assets of, any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any applicable Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of a note (or any security into which a note may be converted).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements and schedule of the Company as of and for the years ended December 31, 2017 and 2016 incorporated by reference in this offering memorandum have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

AVAILABLE INFORMATION
We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as applicable to foreign private issuers. In accordance with those requirements we file reports and other information with the U.S. Securities and Exchange Commission. These reports and other information can be inspected and copied at prescribed rates at the public reference facilities of the Commission located at 100 F Street N.E., Washington, D.C. 20549. Further information on the operation of the public reference room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission. Information that we submit to the Commission in electronic format may be accessed through this web site.

INCORPORATION BY REFERENCE
This information is considered a part of this offering memorandum. Any statement contained in a document incorporated or deemed to be incorporated by reference in this offering memorandum shall be deemed modified, superseded or replaced for purposes of this offering memorandum to the extent that a statement contained in this offering memorandum or in any subsequently filed document that also is or is deemed to be incorporated by reference in this offering memorandum modifies, supersedes or replaces such statement. Unless specifically stated to the contrary, none of the information that we disclose on any report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this offering memorandum.